                                                                       EXHIBIT 4

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                           HFC REVOLVING CORPORATION,
                                   as Seller,



                                      and



                         HOUSEHOLD FINANCE CORPORATION,
                              as Master Servicer,



                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee



                            _______________________


                    FORM OF POOLING AND SERVICING AGREEMENT

                       Dated as of _______________, 1996

                            _______________________



             Revolving Home Equity Loan Asset Backed Certificates,

                                 Series 1996-2



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                               TABLE OF CONTENTS
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                                    ARTICLE I

                                   Definitions

         Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . .    1
         Section 1.02.    Interest Calculations . . . . . . . . . . . . . .   18
         Section 1.03.    Usage of Terms  . . . . . . . . . . . . . . . . .   18

                                   ARTICLE II

 Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment

         Section 2.01.    Acknowledgment; Conveyance of Initial Mortgage
                          Loans; Retention of Obligation to Fund
                          Advances Under Loan Agreements; Custody of
                          Mortgage Files  . . . . . . . . . . . . . . . . .   19
         Section 2.02.    Acceptance by Trustee; Retransfer of Mortgage
                          Loans; Conveyance of Eligible Substitute
                          Mortgage Loans  . . . . . . . . . . . . . . . . .   23
         Section 2.03.    Representations and Warranties Regarding the
                          Master Servicer; Certain Covenants of the
                          Master Servicer . . . . . . . . . . . . . . . . .   26
         Section 2.04.    Representations and Warranties of the Seller
                          Regarding this Agreement and the Mortgage
                          Loans; Retransfer of Certain Mortgage Loans . . .   27
         Section 2.05.    Covenants of the Seller . . . . . . . . . . . . .   34
         Section 2.06.    Conveyance of the Subsequent Mortgage Loans . . .   35
         Section 2.07.    Retransfers of Mortgage Loans at Election of
                          Seller  . . . . . . . . . . . . . . . . . . . . .   37
         Section 2.08.    Execution and Authentication of Certificates  . .   39
         Section 2.09.    Tax Treatment . . . . . . . . . . . . . . . . . .   39

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01.    The Master Servicer . . . . . . . . . . . . . . .   40
         Section 3.02.    Collection of Certain Mortgage Loan Payments;
                          Mortgage Loan Payment Record  . . . . . . . . . .   42
         Section 3.03.    Withdrawals from the Collection Account;
                          Permitted Debits to the Mortgage Loan Payment
                          Record  . . . . . . . . . . . . . . . . . . . . .   46
         Section 3.04.    Maintenance of Hazard Insurance; Property
                          Protection Expenses . . . . . . . . . . . . . . .   47
         Section 3.05.    Assumption and Modification Agreements  . . . . .   48
         Section 3.06.    Realization Upon Defaulted Mortgage Loans . . . .   49
         Section 3.07.    Trustee to Cooperate  . . . . . . . . . . . . . .   49
         Section 3.08.    Servicing Compensation; Payment of Certain
                          Expenses by Master Servicer . . . . . . . . . . .   50
         Section 3.09.    Annual Statement as to Compliance . . . . . . . .   50





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         Section 3.10.    Annual Servicing Report . . . . . . . . . . . . .   51
         Section 3.11.    Annual Opinion of Counsel . . . . . . . . . . . .   51
         Section 3.12.    Access to Certain Documentation and
                          Information Regarding the Mortgage Loans  . . . .   51
         Section 3.13.    Maintenance of Certain Servicing Insurance
                          Policies  . . . . . . . . . . . . . . . . . . . .   51
         Section 3.14.    Reports to the Securities and Exchange
                          Commission  . . . . . . . . . . . . . . . . . . .   52
         Section 3.15.    Information Required by the Internal Revenue
                          Service Generally and Reports of Foreclosures
                          and Abandonments of Mortgaged Property  . . . . .   52
         Section 3.16.    Additional Covenants of HFC . . . . . . . . . . .   52

                                   ARTICLE IV

                              Servicing Certificate


         Section 4.01.    Servicing Certificate . . . . . . . . . . . . . .   53
         Section 4.02.    Credit Enhancement Instrument; Spread Account . .   56
         Section 4.03.    Replacement Credit Enhancement Instruments  . . .   57

                                    ARTICLE V

   Payments and Statements to Certificateholders; Rights of Certificateholders


         Section 5.01.    Distributions . . . . . . . . . . . . . . . . . .   58
         Section 5.02.    Calculation of the Class A Certificate Rate . . .   60
         Section 5.03.    Statements to Certificateholders  . . . . . . . .   60
         Section 5.04.    Rights of Certificateholders  . . . . . . . . . .   62
         Section 5.05.    Funding Account . . . . . . . . . . . . . . . . .   62

                                   ARTICLE VI

                                The Certificates


         Section 6.01.    The Certificates  . . . . . . . . . . . . . . . .   64
         Section 6.02.    Registration of Transfer and Exchange of Class
                          A Certificates  . . . . . . . . . . . . . . . . .   64
         Section 6.03.    Mutilated, Destroyed, Lost or Stolen
                          Certificates  . . . . . . . . . . . . . . . . . .   66
         Section 6.04.    Persons Deemed Owners . . . . . . . . . . . . . .   67
         Section 6.05.    Restrictions on Transfer of Seller
                          Certificates  . . . . . . . . . . . . . . . . . .   67
         Section 6.06.    Appointment of Paying Agent . . . . . . . . . . .   68
         Section 6.07.    Actions of Certificateholders . . . . . . . . . .   68





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                                   ARTICLE VII

                       The Master Servicer and the Seller


         Section 7.01.    Liability of the Master Servicer and the
                          Seller  . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.02.    Merger or Consolidation of, or Assumption of
                          the Obligations of, the Master Servicer or the
                          Seller  . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.03.    Limitation on Liability of the Master Servicer
                          and Others  . . . . . . . . . . . . . . . . . . .   69
         Section 7.04.    Master Servicer Not to Resign . . . . . . . . . .   70
         Section 7.05.    Delegation of Duties  . . . . . . . . . . . . . .   71

                                  ARTICLE VIII

                         Events of Servicing Termination


         Section 8.01.    Events of Servicing Termination . . . . . . . . .   71
         Section 8.02.    Trustee to Act; Appointment of Successor  . . . .   73
         Section 8.03.    Notification to Certificateholders  . . . . . . .   74

                                   ARTICLE IX

                                   The Trustee


         Section 9.01.    Duties of Trustee . . . . . . . . . . . . . . . .   74
         Section 9.02.    Certain Matters Affecting the Trustee . . . . . .   75
         Section 9.03.    Trustee Not Liable for Certificates or
                          Mortgage Loans  . . . . . . . . . . . . . . . . .   76
         Section 9.04.    Trustee May Own Certificates  . . . . . . . . . .   77
         Section 9.05.    Master Servicer to Pay Trustee's Fees and
                          Expenses  . . . . . . . . . . . . . . . . . . . .   77
         Section 9.06.    Eligibility Requirements for Trustee  . . . . . .   78
         Section 9.07.    Resignation or Removal of Trustee . . . . . . . .   78
         Section 9.08.    Successor Trustee . . . . . . . . . . . . . . . .   78
         Section 9.09.    Merger or Consolidation of Trustee  . . . . . . .   79
         Section 9.10.    Appointment of Co-Trustee or Separate Trustee . .   79
         Section 9.11.    Trustee May Enforce Claims Without Possession
                          of Certificates . . . . . . . . . . . . . . . . .   80
         Section 9.12.    Inspection of Mortgage Files  . . . . . . . . . .   81

                                    ARTICLE X

                                   Termination


         Section 10.01.   Termination . . . . . . . . . . . . . . . . . . .   81





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                                   ARTICLE XI

                            Rapid Amortization Events


         Section 11.01.   Rapid Amortization Events . . . . . . . . . . . .   83
         Section 11.02.   Additional Rights Upon the Occurrence of
                          Certain Events  . . . . . . . . . . . . . . . . .   84

                                   ARTICLE XII

                            Miscellaneous Provisions


         Section 12.01.   Amendment . . . . . . . . . . . . . . . . . . . .   86
         Section 12.02.   Recordation of Agreement  . . . . . . . . . . . .   87
         Section 12.03.   Limitation on Rights of Certificateholders  . . .   87
         Section 12.04.   Governing Law . . . . . . . . . . . . . . . . . .   88
         Section 12.05.   Notices . . . . . . . . . . . . . . . . . . . . .   88
         Section 12.06.   Severability of Provisions  . . . . . . . . . . .   89
         Section 12.07.   Assignment  . . . . . . . . . . . . . . . . . . .   89
         Section 12.08.   Certificates Nonassessable and Fully Paid . . . .   89
         Section 12.09.   Third-Party Beneficiaries . . . . . . . . . . . .   89
         Section 12.10.   Counterparts  . . . . . . . . . . . . . . . . . .   89
         Section 12.11.   Effect of Headings and Table of Contents  . . . .   89
         Section 12.12.   Limitation on Voting of Preferred Stock . . . . .   89



EXHIBIT A        FORM OF CLASS A CERTIFICATE  . . . . . . . . . . . . . . .  A-1
EXHIBIT B        FORM OF SELLER CERTIFICATE . . . . . . . . . . . . . . . .  B-1
EXHIBIT C        MORTGAGE LOAN SCHEDULE . . . . . . . . . . . . . . . . . .  C-1
EXHIBIT D        FORM OF CONTENT OF ANNUAL OPINION OF COUNSEL . . . . . . .  D-1
EXHIBIT E        FORM OF INVESTMENT LETTER  . . . . . . . . . . . . . . . .  E-1
EXHIBIT F        FORM OF TRUST RECEIPT  . . . . . . . . . . . . . . . . . .  F-1
EXHIBIT G-1      FORM OF MASTER NOTE  . . . . . . . . . . . . . . . . . . .  G-1
EXHIBIT G-2      FORM OF FUNDING MASTER NOTE  . . . . . . . . . . . . . . .  G-2

         This Pooling and Servicing Agreement, dated as of ______________, 1996, among HFC Revolving Corporation, as Seller, Household Finance Corporation, as Master Servicer, and The First National Bank of Chicago, a national banking association, as Trustee,

                                WITNESSETH THAT:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.01.  Definitions.   Whenever used in this Agreement, the
following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accelerated Principal Distribution Amount:   With respect to any
Distribution Date, the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Class A Certificates on such Distribution Date) so that the Invested Amount (after giving effect to other distributions to be made on the Class A Certificates on such Distribution Date) exceeds the Class A Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount; provided, however, that the Accelerated Principal Distribution Amount, if any, with respect to a Distribution Date shall be limited to the amount by which Class A Interest Collections for such date exceed the aggregate amount distributable therefrom on such date pursuant to clauses (i) through (vi) of Section 5.01.

         Additional Balance:   As to any Mortgage Loan and day, the unpaid
balance of any principal advanced to the related Mortgagor after the date as of which the related Cut-Off Date Trust Balance is calculated.

         Affiliate:   With respect to any Person, any other Person controlling,
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Class A Liquidation Loss Amount:   With respect to any
Collection Period, the amount equal to the product of (i) the Class A Certificateholders' Floating Allocation Percentage for such Collection Period and (ii) the aggregate of the Liquidation Loss Amounts for such Collection Period.

         Agreement:   This Pooling and Servicing Agreement and all amendments
hereof and supplements hereto.

         Alternative Principal Distribution Amount:   As to any Distribution
Date, the amount (but not less than zero) equal to the Principal Collections for the related Collection Period less the aggregate of principal amounts drawn down under the Loan Agreements during the related Collection Period.

         Authorized Newspaper:   A newspaper of general circulation in the
Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         BIF:   The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989 or, if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Certificate:   Any Class A Certificate registered in the
name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day:   Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of New York or Illinois are required or authorized by law to be closed.

         Certificate:   A Class A Certificate or a Seller Certificate.

         Certificate Owner:   The Person who is the beneficial owner of a
Book-Entry Certificate.

         Certificate Register and Certificate Registrar:   The register
maintained and the registrar appointed pursuant to Section 6.02.

         Certificateholder or Holder:   The Person in whose name a Certificate
is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement,
(i) any Class A Certificate registered in the name of the Seller (unless to the knowledge of a Responsible Officer of the Trustee the Seller is acting as trustee or nominee for a Person who is not an Affiliate of the Seller and who makes the voting decision with respect to such Class A Certificate) or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of either the Seller or the Master Servicer and (ii) any Class A Certificate for which the Seller (unless to the knowledge of a Responsible Officer of the Trustee (A) the Seller is acting as trustee or nominee for a Person who is not an Affiliate of the Seller and who makes the voting decision with respect to such Class A Certificate or (B) the Seller is the owner of all the Class A Certificates) or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate (other than an Affiliate that has purchased any Class A Certificate on the Closing Date) of either the Seller or the Master Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

         Charge Off Amount:   As to any Charged Off Mortgage Loan and
Collection Period, an amount equal to the amount of the Trust Balance that the Master Servicer has charged off on its servicing records during such Collection Period.

         Charged Off Mortgage Loan:   A defaulted Mortgage Loan that is not a
Liquidated Mortgage Loan and as to which (i) collection procedures are ongoing and (ii) the Master Servicer has charged off all or a portion of the related Trust Balance.

         Class A Carry Forward Interest:   As to any Distribution Date, the
amount by which interest accrued on the Class A Certificates at the Class A Certificate Rate for the related Interest Period exceeds the Class A Interest Payment Cap for such Distribution Date.

         Class A Certificate Distribution Amount:   With respect to any
Distribution Date, the aggregate amount distributable in respect of principal and interest on the Class A Certificates pursuant to this Agreement.

         Class A Certificate Interest:   With respect to any Distribution Date,
interest for the related Interest Period at the applicable Class A Certificate Rate on the Class A Certificate Principal Balance on the first day of such Interest Period (after giving effect to the distribution made on the first day of such Interest Period); provided that Class A Certificate Interest shall not exceed the Class A Interest Payment Cap for such Distribution Date.

         Class A Certificate Principal Balance:   With respect to any
Distribution Date, the Original Class A Certificate Principal Balance minus the aggregate amount of distributions allocable to principal on the Class A Certificates.

         Class A Certificate Rate:   With respect to the first Interest Period,
_____% and for any subsequent Interest Period, LIBOR plus _____%; provided, however, that in no event shall the Class A Certificate Rate exceed the Weighted Average Maximum Loan Rate for the related Collection Period minus _____%.

         Class A Certificateholder:   A Holder of a Class A Certificate.

         Class A Certificateholders' Floating Allocation Percentage:   With
respect to the initial Distribution Date and the initial Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the Closing Date and the denominator of which is the Pool Balance as of the Closing Date. With respect to any Distribution Date and the related Collection Period thereafter, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the related Collection Period and the denominator of which is (a) the Pool Balance as of the end of the preceding Collection Period, plus (b) the aggregate of the Cut-Off Date Trust Balances of any Subsequent Mortgage Loans and any Additional Balances sold to the Trust in each case during the related Collection Period, plus (c) the amount on deposit in the Funding Account at the end of the related Collection Period, minus (d) the aggregate Trust Balances of any Mortgage Loans that were retransferred pursuant to Section 2.07(a) during the related Collection Period.

         Class A Certificates:   Any certificate executed on behalf of the
Trust by the Trustee and authenticated by the Trustee substantially in the form set forth in Exhibit A hereto.

         Class A Fixed Allocation Percentage:   With respect to any
Distribution Date prior to the first Reset Date, _____%, and with respect to any Distribution Date that is a Reset Date and for each Distribution Date thereafter until the next Reset Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the related

Collection Period, and the denominator of which is (a) the Pool Balance as of the end of the preceding Collection Period, plus (b) the aggregate of the Cut-Off Date Trust Balances of any Subsequent Mortgage Loans and any Additional Balances sold to the Trust in each case during the related Collection Period, plus (c) the amount on deposit in the Funding Account at the end of the related Collection Period, minus (d) the aggregate Trust Balances of any Mortgage Loans that were retransferred pursuant to Section 2.07(a) during the related Collection Period. With respect to any Distribution Date to occur after a Rapid Amortization Event, the Class A Fixed Allocation Percentage shall be the Class A Fixed Allocation Percentage immediately prior to such Rapid Amortization Event.

         Class A Interest Collections:   With respect to any day during a
Collection Period, the product of (i) the Interest Collections received on such day and (ii) the Class A Certificateholders' Floating Allocation Percentage for such Collection Period .

         Class A Interest Payment Cap:   With respect to any Distribution Date,
an amount equal to accrued interest on the Class A Certificate Principal Balance for the related Interest Period at the Weighted Average Loan Rate for the Collection Period preceding the month in which such Interest Period ends, minus _____%.

         Class A Loss Reduction Amount:   With respect to any Distribution
Date, the portion, if any, of the Aggregate Class A Liquidation Loss Amount for the related Collection Period that has not been distributed to Class A Certificateholders on such Distribution Date.

         Class A Servicing Fee:   With respect to any Distribution Date, the
product of (i) the Servicing Fee Rate and (ii) the Invested Amount less the amount on deposit in the Funding Account (net of reinvestment earnings thereon) in each case on the first day succeeding the preceding Distribution Date.

         Closing Date:   ______________, 1996.

         Code:   The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

         Collection Account:   The custodial account or accounts created and
maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Collection Period:   With respect to any Distribution Date and
Mortgage Loan, the one-month period ending on the related Cycle Date in the month immediately preceding the month in which such Distribution Date occurs. When used with respect to all the Mortgage Loans and any Distribution Date, the term "Collection Period" shall mean each of the respective Collection Periods applicable to each of the Mortgage Loans that commenced in the second preceding calendar month and ended in the calendar month immediately preceding the month in which such Distribution Date occurs.

         Combined Loan-to-Value Ratio:   With respect to any Mortgage Loan as
of any date, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the applicable Credit Limit and (ii) the outstanding principal balance of any senior mortgage loans that are secured by the same Mortgaged Property, and the denominator of which is the Valuation of the related Mortgaged Property as of such date.

         Corporate Trust Office:   The principal office of the Trustee at which
at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at the address set forth in Section 12.05.

         Credit Enhancement Draw Amount:   With respect to any Distribution
Date, the sum of (x) the amount, if any, by which (A) the aggregate amount specified in clauses (i) and (ii) of Section 5.01(a) exceeds (B) the sum of the Class A Interest Collections and any amount on deposit in the Spread Account for such Distribution Date and (y) the Guaranteed Principal Distribution Amount for such Distribution Date.

         Credit Enhancement Instrument:   The Surety Bond SB _______ dated as
of the Closing Date, issued by the Credit Enhancer to the Trustee for the benefit of the Class A Certificateholders.

         Credit Enhancer:   [Credit Enhancer], a ______________ insurance
corporation organized under the laws of the State of ______________.

         Credit Enhancer Default:   The occurrence and continuance of the
failure of the Credit Enhancer to make a payment required under the Credit Enhancement Instrument.

         Credit Limit:   As to any Mortgage Loan, the maximum principal balance
permitted under the terms of the related Loan Agreement.

         Cut-Off Date:   With respect to each Initial Mortgage Loan, the close
of business on the related Cycle Date immediately prior to ______________, 1996 and, with respect to each Subsequent Mortgage Loan or Eligible Substitute Mortgage Loan, the close of business on the related Cycle Date immediately prior to the date on which such Subsequent Mortgage Loan or Eligible Substitute Mortgage Loan, respectively, was transferred to the Trust.

         Cut-Off Date Pool Balance:   The aggregate of the Cut-Off Date Trust
Balances of the Initial Mortgage Loans.

         Cut-Off Date Trust Balance:   With respect to any Mortgage Loan, the
outstanding principal balance thereof reflected on the servicing records of the related Subservicer at the close of business on the related Cut-Off Date after deduction of all amounts of principal received with respect thereto on such date.

         Cycle Date:   As to any Mortgage Loan, the day of the month on which
the related billing cycle for such Mortgage Loan ends, which day is, with respect to the Initial Mortgage Loans, either the 4th, 5th, 6th, 8th, 10th, 11th, 12th, 16th, 17th, 18th, 19th, 20th, 25th or 26th day of each month.

         Defective Mortgage Loan:   A Mortgage Loan subject to retransfer
pursuant to Section 2.02 or 2.04.

         Definitive Certificates:   As defined in Section 6.02(c).

         Depository:   The initial Depository shall be The Depository Trust
Company, the nominee of which is Cede & Co., as the registered Holder of Class A Certificates evidencing $___________ in initial aggregate principal amount of the Class A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

         Depository Participant:   A broker, dealer, bank or other financial
institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date:   With respect to any Distribution Date, the fifth
Business Day prior to such Distribution Date.

         Distribution Date:   The 20th day of each month (or if such 20th day
is not a Business Day, then the next succeeding Business Day), beginning in the month immediately following the month of the initial issuance of the Certificates.

         Electronic Ledger:   The electronic master record of home equity
credit line mortgage loans maintained by the Master Servicer.

         Eligible Account:   An account that is either (i) maintained with a
depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the Rating Agencies, (ii) an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each Rating Agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained on the corporate trust side with the Trustee in its fiduciary capacity, or (iv) an account otherwise acceptable to the Credit Enhancer and each Rating Agency, as evidenced by a letter to such effect from the Credit Enhancer and each such Rating Agency to the Trustee, without reduction or withdrawal of the then-current ratings of the Certificates.

         Eligible Substitute Mortgage Loan:   A Mortgage Loan substituted by
the Seller for a Defective Mortgage Loan pursuant to Section 2.02 or 2.04, which on the date of such substitution must (i) have a Trust Balance not substantially greater or less than the Trust Balance of such Defective Mortgage Loan; (ii) have a Loan Rate of not less than the Loan Rate of the Defective Mortgage Loan and not more than 500 basis points in excess thereof; (iii) if the Defective Mortgage Loan was an adjustable rate Mortgage Loan, (A) have a Margin that is not less than the Margin for the Defective Mortgage Loan, or more than 500 basis points higher than the Margin for the Defective Mortgage Loan; and (B) have a Maximum Loan Rate and a minimum Loan Rate that are not lower than the Maximum Loan Rate and minimum Loan Rate, respectively, of the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier or later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with the representations and warranties set forth in Section 2.04(b), except those representations and warranties set forth in clauses (xi), (xvi), (xxvii), (xxix), (xxx), and (xxxi) in said Section 2.04; (vi) have a Combined Loan-to-Value Ratio that is not greater than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of the date of origination of such Defective Mortgage Loan; (vii) have a lien position at least equal to the lien position of the Mortgage relating to the Defective Mortgage Loan; and (viii) be the obligation of a Mortgagor whose credit profile is substantially similar to that of the Mortgagor under the Defective Mortgage Loan, unless with respect to (i) through (viii) above, each of the Rating Agencies and the Credit Enhancer consents to such Eligible Substitute Mortgage Loan.

         Event of Servicing Termination:   As defined in Section 8.01.

         Excess Funding Amount:   With respect to any Distribution Date, the
excess of (i) the amount on deposit in the Funding Account in respect of Principal Collections after making deposits therein on such Distribution Date plus the aggregate of any amounts withdrawn from the Funding Account pursuant to Section 5.05(c)(ii) on all prior Distribution Dates over (ii) _____% of the Cut-Off Date Pool Balance.

         Federal National Mortgage Association:   FNMA.

         FDIC:   The Federal Deposit Insurance Corporation or any successor thereto.

         Foreclosure Profit:   With respect to a Liquidated Mortgage Loan, the
amount, if any, by which (i) the aggregate of its Liquidation Proceeds less Liquidation Expenses exceeds (ii) the sum of the related Trust Balance plus accrued and unpaid interest thereon plus the related Charge-Off Amounts of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Funding Account:   The custodial account or accounts created and
maintained with the Trustee for the benefit of the Class A Certificateholders pursuant to Section 5.05. The Funding Account shall be an Eligible Account.

         Funding Master Note:   A demand note executed by the Master Servicer
and payable to the Trustee, evidencing deposits to the Funding Account and owed to the Trustee from time to time, substantially in the form of Exhibit G-2 hereto.

         Funding Period:   The period commencing on the Closing Date and ending
on the earlier of (i) the Distribution Date on which the Trustee has purchased an aggregate of $___________ of Subsequent Mortgage Loans from amounts on deposit in the Funding Account, but in no event later than the 15th Distribution Date and (ii) the commencement of the Rapid Amortization Period.

         Guaranteed Principal Distribution Amount:   With respect to any
Distribution Date, the lesser of (i) the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distributions allocable to principal on the Class A Certificates out of Interest Collections, Principal Collections, all distributions to the Class A Certificateholders pursuant to Section 5.01(b) from amounts on deposit in the Funding Account, and amounts withdrawn from the Spread Account on such Distribution Date) to the Invested Amount immediately following such Distribution Date and (ii) the Net Insured Principal Amount (as defined in the Credit Enhancement Instrument) for such Distribution Date.

         HFC:   Household Finance Corporation, a Delaware corporation, and its successors.

         Initial Mortgage Loan:   Each mortgage loan (including the rights to
receive payments thereunder) that is transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01, together with the Related Documents and the rights thereunder conveyed to the

Trustee pursuant to the Transfer Agreement (exclusive of such Mortgage Loans that are retransferred to the Seller from time to time pursuant to Sections 2.02, 2.04 and 2.07), and held as a part of the Trust.

         Insolvency Event:   As defined in Section 11.02.

         Insurance Agreement:   The Insurance and Reimbursement Agreement dated
as of ______________, 1996 among HFC, as Master Servicer, the Seller, the Credit Enhancer and the Trustee, including any amendments and supplements thereto.

         Insurance Proceeds:   Proceeds paid by any insurer (other than the
Credit Enhancer) pursuant to any insurance policy covering a Mortgage Loan, or by the Master Servicer pursuant to the last sentence of Section 3.04, net of any component thereof covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related Mortgaged Property, released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         Interest Collections: Any payments that constitute interest by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and accrued interest paid by the Master Servicer in purchasing a Mortgage Loan pursuant to Section 3.01) collected by the Master Servicer under the Mortgage Loans (excluding any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors), any investment earnings on amounts in the Funding Account and, without duplication, all Recovered Charge Off Amounts, whether or not any portions thereof may be considered principal pursuant to the terms of the related Loan Agreement. Except as otherwise set forth herein, the terms of the related Loan Agreement shall determine whether an amount constitutes principal or interest.

         Interest Period:   With respect to any Distribution Date other than
the first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

         Invested Amount:   With respect to any date, an amount equal to (i)
the Original Invested Amount minus (ii) the sum of (a) all distributions to Class A Certificateholders in respect of Scheduled Principal Distribution Amounts, (b) (x) all payments pursuant to Section 5.01(a)(iii) from Class A Interest Collections, and (y) all distributions to the Class A Certificateholders pursuant to Section 5.01(b) from amounts on deposit in the Funding Account, (c) all Class A Loss Reduction Amounts and (d) all principal payments that would be made to Certificateholders but for the Master Servicer's legal inability to deposit collections in the Collection Account due to a final determination of a court of competent jurisdiction in any Master Servicer's, Subservicer's or the Seller's insolvency.

         LIBOR:   With respect to each Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Dow Jones Telerate Service at Page 3750 as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Seller), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Seller) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then
outstanding.   The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         LIBOR Business Day:   Any day other than (i) a Saturday or a Sunday or
(ii) any other day on which banking institutions in the State of New York or Illinois or in the City of London, England are required or authorized by law to be closed.

         Lien:   Any mortgage, deed of trust, pledge, conveyance,
hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.05 or
7.02 hereof shall not be deemed to constitute a Lien.

         Liquidated Mortgage Loan:   As to any Distribution Date, any Mortgage
Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related REO have been recovered.

         Liquidation Expenses:   Out-of-pocket expenses (exclusive of overhead)
that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) with respect to the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

         Liquidation Loss Amount:   With respect to any (i) Charged Off
Mortgage Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Mortgage Loan becomes a Liquidated Mortgage Loan), the related Charge Off Amount and (ii) Liquidated Mortgage Loan, the excess of the related Trust Balance at the end of the Collection Period in which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan over the portion of related Net Liquidation Proceeds applied in reduction of the related Trust Balance in accordance with the related Loan Agreement.

         Liquidation Proceeds:   Proceeds (including Insurance Proceeds but not
including amounts drawn under the Credit Enhancement Instrument) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         Loan Agreement:   With respect to any Mortgage Loan, the related
credit line account agreement or promissory note, as applicable, executed by the Mortgagor and any amendment or modifications thereof.

         Loan Rate:   With respect to any Mortgage Loan as of any day, the per
annum rate of interest applicable under the related Loan Agreement to the calculation of interest for such day on the Trust Balance.

         Margin:   With respect to each Mortgage Loan with an adjustable Loan
Rate, the spread over the applicable index, as specified in the related Loan Agreement.

         Master Note:   A demand note executed by the Master Servicer and
payable to the Trustee, evidencing receipts in respect of the Mortgage Loans owed to the Trustee from time to time, substantially in the form of Exhibit G-1 hereto.

         Master Servicer:   Household Finance Corporation, a Delaware
corporation, or its successor in interest, or any successor master servicer appointed as herein provided.

         Master Servicer Credit Facility:   Any surety bond, letter of credit
or similar agreement obtained by the Master Servicer pursuant to Section
3.02(c).

         Master Servicer Credit Facility Amount:   As of any Determination Date
upon which a Master Servicer Credit Facility is maintained pursuant to Section 3.02(c), the maximum amount of coverage thereunder in accordance with the terms thereof.

         Master Servicer Credit Facility Issuer:   At any time with respect to
any Master Servicer Credit Facility, the institution that is then obligated under such Master Servicer Credit Facility.

         Maximum Loan Rate:   As to any Mortgage Loan the lesser of the maximum
rate permitted by law and the highest rate at which interest can accrue pursuant to the terms of the related Loan Agreement.

         Maximum Principal Distribution Amount:   With respect to any
Distribution Date, the applicable Class A Fixed Allocation Percentage of the Principal Collections for the related Collection Period.

         Minimum Monthly Payment:   With respect to any Mortgage Loan and any
month, the minimum amount required to be paid by the related Mortgagor in that month.

         Minimum Seller Interest:   With respect to any date, _____%.

         Moody's:   Moody's Investors Service, Inc. or its successor in
interest.

         Mortgage:   The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File:   The mortgage documents (including without limitation
the related Mortgage Note) listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement, which documents may be physical documents or, pursuant to the terms of Section 2.01, may be optical images or other representations thereof.

         Mortgage Loan:   Each Initial Mortgage Loan, Subsequent Mortgage Loan
and Eligible Substitute Mortgage Loan.

         Mortgage Loan Payment Record:   With respect to the Trust, the record
maintained by the Master Servicer pursuant to Section 3.02(c).

         Mortgage Loan Schedule:   With respect to any date, the schedule of
Mortgage Loans included in the Trust on such date.  The initial Mortgage Loan
Schedule is the schedule delivered by the Seller to the Trustee on the Closing Date, which schedule sets forth as to each Initial Mortgage Loan as of the related Cut-Off Date (i) the Cut-Off Date Trust Balance, (ii) the Credit Limit,
(iii) the Margin, if any, to be used to arrive at the Loan Rate, (iv) the Maximum Loan Rate, and (v) the account number. The Mortgage Loan Schedule will be amended from time to time to reflect the removal of Mortgage Loans and the conveyance of Additional Balances, the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan to the Trust, and when so amended shall include the information set forth above with respect to each Subsequent Mortgage Loan and each Eligible Substitute Mortgage Loan as of their respective Cut-Off Dates.

         Mortgage Note:   With respect to a Mortgage Loan, the revolving home
equity loan note or other evidence of indebtedness under which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

         Mortgaged Property:   The underlying property securing a Mortgage
Loan.

         Mortgagor:   The obligor or obligors under a Loan Agreement.

         Net Insured Principal Amount: The meaning assigned to such term in the Credit Enhancement Instrument.

         Net Liquidation Proceeds:   With respect to any Liquidated Mortgage
Loan, Liquidation Proceeds, less the sum of (x) Liquidation Expenses and (y) any Foreclosure Profit.

         Officer's Certificate:   A certificate signed by the President, a
Senior Vice President, a Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Seller or the Master Servicer, as the case may be, and delivered to the Trustee.

         Opinion of Counsel:   A written opinion of counsel acceptable to the
Trustee, who may be counsel for the Master Servicer or the Seller and who, in the case of opinions delivered to the Credit Enhancer, is reasonably acceptable to it.

         Original Invested Amount:   $___________.

         Original Class A Certificate Principal Balance:   $___________.

         Overcollateralization Amount:   As of any date of determination, the
amount, if any, by which the Invested Amount exceeds the Class A Certificate Principal Balance.

         Paying Agent:   Any paying agent appointed pursuant to Section 6.06.

         Percentage Interest:   As to any Class A Certificate, the percentage
obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Class A Certificates.

         Permitted Investments:   One or more of the following (excluding any
callable investments purchased at a premium):

                 (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                 (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the date of acquisition rated by each Rating Agency in its highest short-term rating category (which is A-1+ for Standard & Poor's and P-1 for Moody's);

                 (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's and Standard & Poor's in its highest unsecured short-term debt rating category;

                 (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term rating categories;

                 (v) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their respective highest rating category for long-term unsecured debt, or any other short-term investment fund the funds in which are invested in securities rated in the highest rating category by Standard & Poor's and Moody's and which mature on or prior to the next Distribution Date;

                 (vi) interests in any money market fund which at the date of acquisition has a rating of Aaa by Moody's and AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Class A Certificates by each Rating Agency; and

                 (vii) other obligations or securities that are acceptable to each Rating Agency and the Credit Enhancer as a Permitted Investment hereunder and will not result in a reduction in the then-current rating of the Class A Certificates, as evidenced by a letter to such effect from such Rating Agency and the Credit Enhancer;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument if such interest and principal payments provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         The Trustee is hereby authorized to execute purchases and sales directed by the Master Servicer through the facilities of its own trading or capital markets operations. The Trustee shall send to the Master Servicer statements reflecting the monthly activity for each such purchase and sale made hereunder for the preceding month. Although the Master Servicer recognizes that it may obtain a broker confirmation or written monthly statement containing comparable information at no additional cost, the Master Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

         Person:   Any individual, corporation, partnership, joint venture,
association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         Pool Balance:   With respect to any date, the aggregate of the Trust
Balances of all Mortgage Loans as of such date.

         Pool Factor:   With respect to any Distribution Date, the percentage,
carried to seven places, obtained by dividing the Class A Certificate Principal Balance for such Distribution Date by the Original Class A Certificate Principal Balance.

         Preferred Stock:   As defined in Section 12.12.

         Principal Collections: (a) Any payments that constitute principal by or on behalf of Mortgagors and any other amounts constituting principal (including but not limited to such portion of Insurance Proceeds, the principal portion of any purchase price for a Mortgage Loan purchased by the Master Servicer pursuant to Section 3.01 and such portion of Net Liquidation Proceeds, but excluding Foreclosure Profits and Recovered Charge Off Amounts) collected by the Master Servicer under the Mortgage Loans and (b) any Retransfer Deposit Amounts deposited into the Collection Account by the Seller pursuant to Section
2.02. The terms of the related Loan Agreement shall determine whether an amount is principal or interest.

         Rapid Amortization Commencement Date:   The earlier of the
Distribution Date in April 2005, and the Distribution Date relating to the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

         Rapid Amortization Event:   As defined in Section 11.01.

         Rapid Amortization Period:   The period commencing on the earlier of
(x) the Distribution Date in October 2004 and (y) the date as of which a Rapid Amortization Event, if any, occurs.

         Rating Agencies:   Standard & Poor's and Moody's or their respective
successors. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         Receivables Purchase Agreement:   The receivables purchase agreement
dated as of ______________, 1996, between the Seller and the Related Document Sellers pursuant to which the Related Document Sellers convey to the Seller all of their right, title and interest in and to the Cut-Off Date Trust Balances and the Additional Balances, if any.

         Record Date:   The last day preceding the related Distribution Date;
provided, however, that following the date on which Definitive Certificates are available pursuant to Section 6.02(c) the Record Date shall be the last day of the month preceding the month in which the related Distribution Date occurs.

         Recovered Charge Off Amount:   With respect to any Mortgage Loan that
became a Liquidated Mortgage Loan in a Collection Period, the amount, if any, by which (i) its Net Liquidation Proceeds that are allocable to principal in accordance with the Loan Agreement exceeds (ii) its Trust Balance immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero.

         REO:   A Mortgaged Property that is acquired by the Trust in a
foreclosure or by grant of deed in lieu of foreclosure.

         Related Documents:   As such term is defined in the Receivables
Purchase Agreement.

         Related Document Sellers:   As defined in Section 2.01.

         Replacement Event:   As defined in Section 4.03.

         Required Overcollateralization Amount:   $___________.

         Reset Date:   Any Distribution Date immediately following either a
Distribution Date in which Subsequent Funding Mortgage Loans are acquired by the Trust pursuant to Section 2.06 or a Collection Period in which Mortgage Loans are retransferred from the Trust pursuant to Section 2.07(a).

         Responsible Officer:   When used with respect to the Trustee, any
officer in the Corporate Trustee Administration Department of the Trustee with direct responsibility for the administration of this Agreement.

         Retransfer Date:   As defined in Section 2.07.

         Retransfer Deposit Amount:   As defined in Sections 2.02 and 2.04.

         Retransfer Notice Date:   As defined in Section 2.07.

         Retransfer Price:   An amount equal to the sum of (i) the outstanding
Class A Certificate Principal Balance, (ii) accrued and unpaid interest thereon at the Class A Certificate Rate through the day preceding the final Distribution Date pursuant to Section 10.01(a) and (iii) any unreimbursed draws under the Credit Enhancement Instrument and other amounts due and unpaid under the Insurance Agreement.

         Revolving Credit Agreement:   The revolving credit agreement dated as
of ______________, 1996, between the Master Servicer and the Seller, as amended or supplemented from time to time.

         SAIF:   The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Scheduled Principal Distribution Amount:   With respect to any
Distribution Date prior to the Rapid Amortization Commencement Date, an amount equal to the lesser of (i) the Maximum Principal Distribution Amount and (ii) the Alternative Principal Distribution Amount. With respect to any Distribution Date on or after the Rapid Amortization Commencement Date, an amount equal to the Maximum Principal Distribution Amount.

         Seller:   HFC Revolving Corporation, a Delaware corporation, and its successors in interest.

         Seller Certificates:   The certificates executed on behalf of the
Trust by the Trustee and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

         Seller Certificateholders:   The Holders of the Seller Certificates.

         Seller Collections:   The sum of Seller Interest Collections and
Seller Principal Collections.

         Seller Interest:   As to any Distribution Date, the percentage
interest in the Trust determined by dividing (a) the Pool Balance as of the last day of the related Collection Period minus the Invested Amount immediately following such Distribution Date reduced by the Principal Collections on deposit in the Funding Account immediately following such Distribution Date by
(b) the Pool Balance as of the last day of the related Collection Period; provided that any reduction in the Seller Interest as a result of Mortgage Loans retransferred to the Seller pursuant to Section 2.02 or 2.04 shall be limited to an amount that would not reduce the Seller Interest below the Minimum Seller Interest on such Distribution Date after giving effect to such retransfers.

         Seller Interest Collections:   Interest Collections that are not Class
A Interest Collections.

         Seller Monthly Servicing Fee:   With respect to any Distribution Date,
the product of (i) the Servicing Fee Rate and (ii) the Seller Principal Balance on the first day succeeding the preceding Distribution Date.

         Seller Principal Balance:   As of the date of determination thereof,
the amount equal to (i) the Pool Balance minus (ii) the Invested Amount as of the close of business on such day reduced by the Principal Collections on deposit in the Funding Account.

         Seller Principal Collections:   On any Distribution Date, the
Principal Collections received during the related Collection Period minus the amount of such Principal Collections required to be distributed to Class A Certificateholders pursuant to Section 5.01(b) or deposited to the Funding Account pursuant to Section 5.05(a) on such Distribution Date.

         Servicing Certificate:   A certificate completed by and executed on
behalf of the Master Servicer in accordance with Section 4.01.

         Servicing Fee:   The fee payable to the Master Servicer pursuant to
Section 3.08.

         Servicing Fee Rate:   A rate equal to [1.00]% per annum.

         Servicing Officer:   Any officer of the Master Servicer or other
individual designated by an officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

         Spread Account:   The account created and maintained by the Trustee
pursuant to Section 4.02.

         Spread Account Master Note:   As defined in the Insurance Agreement.

         Spread Account Maximum:   As defined in the Insurance Agreement.

         Standard & Poor's:   Standard & Poor's Rating Services or its
successor in interest.

         Subsequent Funding Mortgage Loan:   Each mortgage loan acquired
pursuant to Section 2.06 with funds on deposit in the Funding Account during the Funding Period (including the rights to receive payments thereunder) that is transferred and assigned to the Trustee pursuant to Section 2.06 on the related Subsequent Transfer Date, together with the Related Documents and the rights thereunder conveyed to the Trustee pursuant to the Transfer Agreement (exclusive of such Mortgage Loans that are retransferred to the Seller from time to time pursuant to Sections 2.02, 2.04 and 2.07), and held as a part of the Trust.

         Subsequent Mortgage Loan:   Each Subsequent Funding Mortgage Loan.

         Subsequent Transfer Date:   With respect to Subsequent Funding
Mortgage Loans, any Distribution Date during the Funding Period.

         Subservicers:   As defined in Section 2.01.

         Transfer Agreement:   The agreement dated as of ______________, 1996
between the Trustee and Related Document Sellers pursuant to which the Related Document Sellers shall convey to the Trustee all of their right, title and interest in and to the Transferred Assets (as defined in the Transfer Agreement), including the Loan Agreements and the Mortgages related to the Trust Balances being conveyed to the Trustee by the Seller pursuant to this Agreement.

         Transfer Date:   With respect to the Cut-Off Date Trust Balances of
(i) the Initial Mortgage Loans, the Closing Date; (ii) the Subsequent Mortgage Loans, the related Subsequent Transfer Date; and (iii) the Eligible Substitute Mortgage Loans, the respective dates on which such Eligible Substitute Mortgage Loans are conveyed to the Trust under the terms hereof.

         Trust:   The trust created by this Agreement, the corpus of which
consists of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Collection Account (exclusive of net earnings thereon), the Funding Account and the Spread Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO, the interest of the Seller in certain hazard insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans, the Credit Enhancement Instrument, the Spread Account, the Collection Account, the Funding Account, the Master Servicer Credit Facility, if any, the Master Note, if any, the Funding Master Note, if any, the Spread Account Master Note, if any, and all proceeds of each of the foregoing.

         Trust Balance:   As to any Mortgage Loan (other than a Liquidated
Mortgage Loan) and date, the related Cut-Off Date Trust Balance, plus (i) any Additional Balance in respect of such Mortgage Loan, minus (ii) the sum of (x) all Principal Collections credited against the Trust Balance and (y) any related Charge-Off Amounts prior to such date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Trust Balance equal to the

Trust Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Trust Balance of zero thereafter.

         Trustee:   The First National Bank of Chicago, a national banking
association, or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

         UCC:   The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Unpaid Class A Carry Forward Interest:   As to any Distribution Date,
the aggregate of Class A Carry Forward Interest from prior Distribution Dates that has not previously been paid.

         Unpaid Class A Certificate Interest Penalty Rate: A rate equal to [2.00]% per annum.

         Unpaid Class A Certificate Interest Shortfall:   With respect to any
Distribution Date, the aggregate amount, if any, of Class A Certificate Interest up to the Class A Interest Payment Cap that was accrued in respect of a prior Distribution Date and has not been distributed to Class A
Certificateholders.

         Valuation:   With respect to any Mortgaged Property and time referred
to herein, the appraised value of the Mortgaged Property based upon the most recent appraisal made by or on behalf of the Seller or the originator of the related Mortgage Loan.

         Weighted Average Loan Rate:   As to any Collection Period, the average
of the daily Loan Rates for such Collection Period weighted on the basis of the related Trust Balances outstanding at the end of such Collection Period for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.

         Weighted Average Maximum Loan Rate:   As to any Collection Period, the
average of the Maximum Loan Rates for such Collection Period weighted on the basis of the related Trust Balances outstanding at the end of such Collection Period for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.

         Section 1.02.  Interest Calculations.   All calculations of interest
hereunder that are made in respect of the Trust Balance of a Mortgage Loan shall be made on a daily basis using a 360-day year. All calculations of interest on the Class A Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         Section 1.03. Usage of Terms. With respect to all terms in this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, optical imaging, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." The term "related Collection Period" as used herein with respect to any Distribution Date shall mean the Collection Period immediately preceding such Distribution Date and the term "preceding Collection Period" as used herein with respect to any Distribution Date shall mean the Collection Period preceding the related Collection Period for such Distribution Date.



                                   ARTICLE II

 Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment

         Section 2.01. Acknowledgment; Conveyance of Initial Mortgage Loans; Retention of Obligation to Fund Advances Under Loan Agreements; Custody of Mortgage Files. (a) The Trustee acknowledges that Household Realty Corporation, Household Finance Corporation of California, Household Finance Corporation II, Household Finance Corporation III, Household Finance Industrial Loan Company, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Finance Realty Corporation of Nevada, Household Industrial Loan Company of Kentucky, Household Finance Industrial Loan Company of Iowa, Household Finance Consumer Discount Company, Household Industrial Finance Company and Mortgage One Corporation (collectively, the "Related Document Sellers" or the "Subservicers") have each conveyed or will convey (i) to the Seller pursuant to the Receivables Purchase Agreement, their right, title and interest in and to the Trust Balance of each Initial Mortgage Loan, each Subsequent Mortgage Loan and each Eligible Substitute Mortgage Loan, and all Interest Collections and Principal Collections in respect of any such Mortgage Loan received after the applicable Cut-Off Date and (ii) to the Trustee pursuant to the Transfer Agreement, their right, title and interest in and to the corresponding Related Documents and certain other rights. The Trustee will hold the Related Documents hereunder for the benefit of the Certificateholders and the Credit Enhancer. The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections
2.02 and 2.04) (i) all of its right, title and interest in and to the Trust Balance of each Initial Mortgage Loan and all Interest Collections and Principal Collections in respect thereof received on or after the Cut-Off Date for the Initial Mortgage Loans or, with respect to any Additional Balance with respect thereto, on and after the date of transfer to the Trust and (ii) to the extent not otherwise conveyed pursuant to the Transfer Agreement, all other assets, other than the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, included or to be included in the Trust (as specified in the definition of "Trust") for the benefit of Certificateholders and the Credit Enhancer, as their interests appear; provided, however, that the Related Document Sellers, pursuant to the Receivables Purchase Agreement and the Transfer Agreement, retain, and neither the Trustee nor the Trust assumes, the obligation under any Loan Agreement with respect to an Initial Mortgage Loan that provides for the funding of future advances to the Mortgagor thereunder, which obligation shall not be affected by the resignation or termination of Household Finance Corporation as Master Servicer pursuant to Section 7.04 or
8.01 or the termination of any Subservicer, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Future advances made to a Mortgagor under a Loan Agreement with respect to any Initial Mortgage Loan shall be part of the related Trust Balance and transferred to the Trust pursuant to this Section 2.01 and, therefore, will constitute a part of the Trust property upon the sale thereof to the Seller under the Receivables Purchase Agreement. In addition, on or prior to the Closing Date, the Master Servicer shall cause the Credit Enhancer to deliver the Credit Enhancement Instrument to the Trustee.
In the event a Master Servicer Credit Facility is obtained pursuant to Section 3.02(c), the Master Servicer promptly shall deliver to the Trustee such Master Servicer Credit Facility in the Master Servicer Credit Facility Amount.

         (b) The Seller agrees to take, or to cause to be taken, such actions and to execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statement filed in the State of Illinois (which shall have been filed as promptly as practicable but in no event later than 15 days following the Closing Date with respect to the Initial Mortgage Loans or, to the extent not already included in such filing made with respect to the Initial Mortgage Loans, the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan) describing the applicable Cut-Off Date Trust Balances and Additional Balances related to such Mortgage Loans and naming the Seller as debtor and the Trustee as secured party, and any amendments to the UCC-1 financing statement required to reflect a change in the name or corporate structure of the Seller, or the filing of any additional UCC-1 financing statement due to any change in the principal office of the Seller) as are necessary to perfect and protect the Certificateholders' and Credit Enhancer's interests in each Cut-Off Date Trust Balance and the Additional Balances and the proceeds thereof (other than delivering to the Trustee possession of the Mortgage Files, which possession will, subject to the terms hereof, be maintained by the Subservicers on behalf of the Master Servicer as custodian and bailee for the Trustee). The Master Servicer shall cause each Subservicer to file as promptly as practicable, but in no event later than 15 days following the Closing Date with respect to the Initial Mortgage Loans or, to the extent not already included in such filing made with respect to the Initial Mortgage Loans, the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, in the appropriate public filing office or offices UCC-1 financing statements and continuation statements naming such Subservicer as seller and the Seller as buyer, to file appropriate continuation statements thereto, to file amendments thereto in the case of a name change or change in corporate structure and to file appropriate additional UCC-1 financing statements, if any, if such Subservicer changes its principal office.

         (c) In connection with such transfer and assignment by the Seller, the Master Servicer, acting through the Subservicers, acknowledges hereby that it is holding, with respect to the Initial Mortgage Loans, and will hold, with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, on and from the applicable Transfer Date, as custodian and bailee for the Trustee the following documents or instruments with respect to each such Mortgage Loan:

                 (i) the related Loan Agreement (or Loan Agreements if more than one original has been executed) and any evidence of indebtedness executed by the related Mortgagor in connection therewith;

                 (ii) any related amendments to the Loan Agreement or Mortgage, any related modification or assumption agreements and any related previous assignments of the Mortgage Loan;

                 (iii) the related Mortgage with evidence of recording indicated thereon; and

                 (iv) if the Mortgage Loan has a Credit Limit of $[50,000] or more (excluding Mortgage Loans originated in New Jersey for the period beginning [January 1, 1986 and ending April 30, 1987]), evidence of title insurance;

provided, however, that as to any Mortgage Loan, if, as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Credit Enhancer, (x) an optical image or other representation of the related documents specified in clauses (i) through (iv) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, such optical image or other representation may be held by the Master Servicer, acting through the Subservicers, as custodian for the Trustee in lieu of the physical documents specified above.

         Except as hereinafter provided, the Master Servicer, acting through the Subservicers, shall be entitled to maintain possession of all of the foregoing documents and instruments and shall not be required to deliver any of them to the Trustee. In the event, however, that possession of any of such documents or instruments is required by any Person (including the Trustee) acting as successor master servicer pursuant to Section 7.04 or 8.02 in order to carry out the duties of Master Servicer hereunder, then such successor shall be entitled to request delivery, at the expense of the Master Servicer, of such documents or instruments by the Master Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loans.

         The Master Servicer's right to maintain possession, directly or through the Subservicers, of the documents enumerated above shall continue so long as (i) the long-term unsecured debt of HFC is assigned ratings of at least A- by Standard and Poor's and A-3 by Moody's, or such lower ratings as shall be acceptable to the Rating Agencies in order to maintain their then current ratings of the Class A Certificates and acceptable to the Credit Enhancer, and
(ii) each of the Subservicers remains an affiliate of HFC. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter with respect to the actions required under clause (i) below or more than 60 days thereafter with respect to the actions required under clause (ii) below, the Master Servicer shall cause each Subservicer, at such Subservicer's expense or, at the Master Servicer's discretion, the Master Servicer's expense, to (i) either (x) record an assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) with respect to each of the Mortgage Loans being subserviced by it in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel addressed to the Trustee and the Credit Enhancer to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies (as evidenced in writing) and the Credit Enhancer, and (ii) unless an Opinion of Counsel, reasonably acceptable to the Trustee, the Rating Agencies (as evidenced in writing) and the Credit Enhancer, is delivered to the Trustee and the Credit Enhancer to the effect that delivery of the Mortgage Files is not necessary to protect the Trustee's right, title and interest in and to the related Mortgage Loans, deliver the related Mortgage Files to the Trustee to be held by the Trustee in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders, and the Trustee shall retain possession thereof except to the extent the Master Servicer or Subservicers require any Mortgage Files for normal servicing as contemplated by Section 3.07. Each of the Seller and each Subservicer hereby appoints the Trustee its attorney-in-fact to prepare, execute and record any assignments of Mortgages required under this Section
2.01 in the event that the Seller or any Subservicer should fail to do so on a timely basis.

         Within 60 days following delivery, if any, of the Mortgage Files to the Trustee pursuant to the preceding paragraph, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this
Section 2.01 have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 60-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller and the Credit Enhancer, and the Seller shall have a period of 30 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 30-day period due to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Trustee and the Credit Enhancer and the period during which such defect may be corrected or cured shall be extended for one additional 30-day period.

         The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded.

         (d) The Master Servicer hereby confirms to the Trustee that on or prior to the Closing Date with respect to the Initial Mortgage Loans and on or prior to the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, the portions of the Electronic Ledger relating to such Mortgage Loans have been or will have been clearly and unambiguously marked, and the appropriate entries have been or will have been made in its general accounting records, to indicate that such Mortgage Loans have been sold and transferred to the Trustee and constitute part of the Trust in accordance with the terms hereof.

         Section 2.02.  Acceptance by Trustee; Retransfer of Mortgage Loans;
Conveyance of Eligible Substitute Mortgage Loans.   (a)  The Trustee hereby
acknowledges its receipt of the Credit Enhancement Instrument, its acceptance of the transfer and assignment of the Mortgage Notes and the Mortgages, and declares that the Trustee holds and will hold such documents and interests and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Credit Enhancer. If the Trustee has reviewed Mortgage Files pursuant to Section 2.01, and has given notice to the Seller and the Credit Enhancer of a defect in any Mortgage File pursuant to such Section
2.01 and the time to cure such defect has expired, or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Credit Enhancer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an assignment of the related Mortgage to the Trustee not having been recorded as required by Section 2.01, then on the Business Day next preceding the Distribution Date immediately following the Collection Period in which the time to cure such default expired or such loss occurred, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Seller on such Business Day and the Trust Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that interest accrued on the Trust Balance of such Mortgage Loan to the date of such retransfer shall be the property of the Trust and shall be deposited to the Collection Account as Interest Collections pursuant to Section 3.02. Upon the occurrence of any such event, or upon the retransfer of a Defective Mortgage Loan to the Seller for any reason set forth in this Agreement, the Seller shall have the option of conveying an Eligible Substitute Mortgage Loan in substitution for such Defective Mortgage Loan pursuant to this Section 2.02. The Master Servicer shall determine if, after giving effect to the addition to the Pool Balance of the Trust Balance of any Eligible Substitute Mortgage Loan conveyed to the Trustee pursuant to the previous sentence, the deduction from the Pool Balance of the Trust Balance of such Defective Mortgage Loan would, but for the proviso in the definition of Seller Interest, cause the Seller Interest to be less than the Minimum Seller Interest, in which event the Master Servicer shall so inform the Seller and the Seller shall deliver written notice of such potential deficiency to the Trustee and the Master Servicer, and within two Business Days after the Business Day of such retransfer the Seller shall deposit into the Collection Account an amount in immediately available funds equal to the amount necessary (the "Retransfer Deposit Amount"), to make the Seller Interest (but for the proviso in the definition thereof) equal to the Minimum Seller Interest. The Seller shall enforce its rights under the Receivables Purchase Agreement to require the related Subservicer to effect such repurchase or substitution of one or more Eligible Substitute Mortgage Loans, and the Seller hereby appoints the Trustee its attorney-in-fact to enforce such rights against the Subservicers to the extent that the Seller does not enforce its rights or does not effect such repurchase or substitution, and the Trustee hereby accepts such appointment. Such reduction of the Seller Interest (after giving effect to the substitution of one or more Eligible Substitute Mortgage Loans) and the actual payment of any Retransfer Deposit Amount shall be deemed to be payment in full for such Defective Mortgage Loan. Upon receipt of an Officer's Certificate from the Master Servicer to the effect that any Retransfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or that the Seller Interest was not reduced below the Minimum Seller Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed retransfer, the Trustee shall execute such documents and instruments of transfer presented by the Seller and shall retransfer the Related Documents to the appropriate Related Document Seller, without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Seller to effect the retransfer by the Trust of such Defective Mortgage Loan pursuant to this Section.

         In the event that on any day within 30 days of the date on which the retransfer of a Defective Mortgage Loan from the Trust to the Seller is effected pursuant to this Section, (A) the applicable representations and warranties in Section 2.04 with respect to such Defective Mortgage Loan shall be true and correct in all material respects on such date and (B) any defect in the Mortgage File for such Mortgage Loan has been cured, the Seller and the Related Document Seller may, but shall not be required to, retransfer in the aggregate such Mortgage Loan to the Trust by delivering the Mortgage File for such Mortgage Loan to the Master Servicer or the Trustee, as applicable pursuant to Section 2.01, whereupon the Trust Balance of such Mortgage Loan shall be included in the Pool Balance. Upon the retransfer to the Trust pursuant to this Section 2.02 of a Mortgage Loan that was formerly a Defective Mortgage Loan, the Seller shall be deemed to have made the applicable representations and warranties in Section 2.04 as of the date of such retransfer, and shall execute all such necessary documents and instruments of transfer or assignment and shall cause the Related Document Seller to execute such documents and instruments of transfer and take such other actions as shall be necessary to effect the retransfer of such Mortgage Loan to the Trust. It is understood and agreed that the obligation of the Seller to accept a retransfer of a Defective Mortgage Loan and deposit any related Retransfer Deposit Amount (after giving effect to any conveyance of Eligible Substitute Mortgage Loans to the Trustee) into the Collection Account shall constitute the sole remedy respecting such Defective Mortgage Loan available to Certificateholders, the Trustee and the Credit Enhancer against the Seller, and such obligation on the part of the Seller shall survive any resignation or termination of Household Finance Corporation as Master Servicer pursuant to
Section 7.04 or 8.01.

         (b)     Subject to the satisfaction of the conditions set forth in
Section 2.01 and paragraph (c) below, in consideration of the Trustee's agreement to deliver certain Defective Mortgage Loans to or upon the order of the Master Servicer, upon (i) the delivery to the Trustee by the Master Servicer, the Seller or any Subservicer, as applicable, of an Eligible Substitute Mortgage Loan in substitution for such Defective Mortgage Loan and
(ii) compliance by the Master Servicer, the Seller or such Subservicer, as applicable, with certain other conditions with respect to such substitution as set forth in this Agreement, the Seller shall, on the applicable Transfer Dates transfer, assign, set over and otherwise convey to the Trust without recourse (subject to this Section 2.02 and Section 2.04) all of its right, title and interest in and to the Trust Balances of such Eligible Substitute Mortgage Loans and all Interest Collections and Principal Collections in respect thereof received on or after the related Cut-Off Dates or, with respect to any Additional Balances with respect thereto, on or after the dates of transfer to the Trust; provided, however, that the Related Document Sellers, pursuant to the Receivables Purchase Agreement and the Transfer Agreement, shall retain, and neither the Trustee nor the Trust shall assume, the obligation under any Loan Agreement with respect to an Eligible Substitute Mortgage Loan that provides for the funding of future advances to the Mortgagor thereunder, which obligation shall not be affected by the resignation or termination of HFC as Master Servicer pursuant to Section 7.04 or 8.01 or the termination of any Subservicer, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Future advances made to a Mortgagor under a Loan Agreement with respect to an Eligible Substitute Mortgage Loan shall be part of the related Trust Balance and transferred to the Trust pursuant to this Section 2.02, and, therefore, will constitute part of the Trust property upon the sale thereof to the Seller under the Receivables Purchase Agreement.

         On each applicable Transfer Date, the Trustee shall acknowledge that the Related Document Sellers have conveyed each of their right, title and interest in and to each Eligible Substitute Mortgage Loan and the corresponding Related Documents and certain other rights to the Trustee pursuant to the Transfer Agreement, and the Trustee shall hold such documents hereunder for the benefit of the Certificateholders.

         (c) The obligation of the Trustee to accept the transfer of an Eligible Substitute Mortgage Loan and the other property and rights related thereto described in paragraph (b) above is subject to the satisfaction of each of the following conditions on or prior to the related Transfer Date:

                 (i) the Seller shall have delivered to the Trustee a revised Mortgage Loan Schedule indicating the conveyance of such Eligible Substitute Mortgage Loan to the Trustee and the removal of the Trust Balance of the related Defective Mortgage Loan from the Trust;

                 (ii) the Seller shall have deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Eligible Substitute Mortgage Loan received after the Cut-Off Date for such Eligible Substitute Mortgage Loan;

                 (iii)    the representations and warranties of the Seller in
         Section 2.04(a) and in Section 2.04(b) to the extent such representations and warranties in Section 2.04(b) do not pertain exclusively to the Initial Mortgage Loans, are true and correct as of the related Transfer Date;

                 (iv) the Master Servicer, acting through the Subservicers, shall acknowledge in writing that it is holding as custodian and bailee for the Trustee the documents or instruments with respect to such Eligible Substitute Mortgage Loan specified in Section 2.01 or, if so required by such Section, that it has delivered the related Mortgage Files to the Trustee and complied with all other requirements with respect to the assignment of the related Mortgages specified therein;

                 (v) the Master Servicer shall represent and warrant that no selection procedures reasonably believed by the Master Servicer to be adverse to the interests of the Class A Certificateholders or the Credit Enhancer were utilized in selecting such Eligible Substitute Mortgage Loan;

                 (vi) no Eligible Substitute Mortgage Loan shall be more than 89 days delinquent as of the applicable Transfer Date and delinquent Eligible Substitute Mortgage Loans may be substituted only for delinquent Defective Mortgage Loans; and

                 (vii) the Seller shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (c).

         Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Seller pursuant to this Section that would cause the Seller Interest (but for the proviso in the definition thereof) to be less than the Minimum Seller Interest (after giving effect to the conveyance, if any, of an Eligible Substitute Mortgage Loan in substitution for such Defective Mortgage Loan) shall not occur if the Seller fails to deposit in the Collection Account the related Retransfer Deposit Amount, if any, as required by this Section with respect to the retransfer of such Defective Mortgage Loan.

         Section 2.03.  Representations and Warranties Regarding the Master
Servicer; Certain Covenants of the Master Servicer.   The Master Servicer
represents and warrants that as of the Closing Date and the Subsequent Transfer
Date:

                 (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

                 (ii) The Master Servicer has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

                 (iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

                 (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

                 (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the Person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 60 days (or such longer period as permitted by prior written consent of a Responsible Officer of the Trustee and the Credit Enhancer) of its discovery or its receipt of notice of such breach, the Master Servicer shall cure such breach in all material respects.

         Section 2.04. Representations and Warranties of the Seller Regarding this Agreement and the Mortgage Loans; Retransfer of Certain Mortgage Loans.
(a)  The Seller represents and warrants that as of the applicable Transfer
Date:

                 (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller;

                 (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

                 (iii) The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

                 (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

                 (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

         (b) The Seller represents and warrants to the Trustee for the benefit of the Certificateholders as of the respective Cut-Off Date for each applicable Mortgage Loan transferred to the Trust (and to the extent expressly stated therein as of such other time) that, as to such Mortgage Loan:

                 (i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                 (ii) This Agreement constitutes either (A) a valid transfer and assignment to the Trustee of all right, title and interest of the Seller in and to the Cut-Off Date Trust Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Trust Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust by the Seller, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Seller in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances or (B) a grant of a security interest (as defined in the UCC as in effect in Illinois) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to the Cut-Off Date Trust Balances and Additional Balances, and the proceeds thereof and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon). If this Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of
         Section 3.02(b);

                 (iii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan and as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

                 (iv) The applicable Cut-Off Date Trust Balance has not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of such Cut-Off Date Trust Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to this Agreement;

                 (v) The related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Related Document Seller has good and marketable title thereto, and the Related Document Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell and assign the same pursuant to the Transfer Agreement;

                 (vi) The related Mortgage is a valid and subsisting first, second or third lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgage Loan, on the property therein described, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first, second or third lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first and if applicable, second mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                 (vii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, to the best knowledge of the Seller, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;

                 (viii) To the best knowledge of the Seller, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgage Property;

                 (ix) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, to the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage and is in good repair;

                 (x) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any

         Eligible Substitute Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xiv);

                 (xi) As of the applicable Cut-Off Date for the Mortgage Loans, no Minimum Monthly Payment is more than 89 days delinquent (measured on a contractual basis); and with respect to the Initial Mortgage Loans no more than _____% (by Cut-Off Date Pool Balance) were 30-59 days delinquent (measured on a contractual basis) and no more than _____% (by Cut-Off Date Pool Balance) were 60-89 days delinquent (measured on a contractual basis);

                 (xii) For each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein (including, with respect to the Initial Mortgage Loans, an appraisal (which may be an appraisal prepared using a statistical data base));

                 (xiii) The related Mortgage Note and the related Mortgage at the time they were made complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

                 (xiv) A lender's title insurance policy or binder was issued on the date of origination of each Mortgage Loan with a Credit Limit of $[50,000] or more (excluding Mortgage Loans originated in New Jersey for the period beginning [January 1, 1986 and ending April 30, 1987]), and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

                 (xv) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

                 (xvi) As of the Cut-Off Date for the Initial Mortgage Loans no more than _____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code and no more than _____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in planned unit developments;

                 (xvii) As of the applicable Cut-Off Date, (i) the Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of _____% and (ii) not more than _____% of the Initial Mortgage Loans, by aggregate principal balance as of the related Cut-Off Date, exceeds the applicable Credit Limit by up to _____%;

                 (xviii) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

                 (xix) The Seller has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                 (xx) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Trust Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

                 (xxi) Within 15 days of the Closing Date with respect to the Initial Mortgage Loans and, to the extent not already included in such filing with respect to the Initial Mortgage Loans, the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, the Seller and each Subservicer will file UCC-1 financing statements with respect to the Mortgage Loans in accordance with Section 2.01 hereof;

                 (xxii) Each Loan Agreement and each Mortgage is in substantially the form previously provided to the Trustee by the Seller and each Mortgage Loan is an enforceable obligation of the related Mortgagor;

                 (xxiii) To the best knowledge of the Seller, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, the physical property subject to each Mortgage is free of material damage and is in good repair;

                 (xxiv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, the Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the related Subservicer;

                 (xxv) The definition of Prime Rate or auction average 6 month U.S. Treasury Bills rate, as the case may be, in each Loan Agreement relating to a Mortgage Loan that has an adjustable Loan Rate does not differ materially from the definition in the form of loan agreement previously provided to the Trustee and referred to in clause
         (xxii) above;

                 (xxvi) None of the Mortgage Loans is a reverse mortgage loan or included in the "Ever Yours Program";

                 (xxvii) No Initial Mortgage Loan had an original term to maturity in excess of 180 months. The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-Off Date for the Initial Mortgage Loans is approximately 145 months. For the Mortgage Loans having adjustable Loan Rates, which, in the case of the Initial Mortgage Loans, comprise approximately _____% of the Initial Mortgage Loans (by Cut-Off Date Pool Balance), on each date that the Loan Rates have been adjusted, such adjustments were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of any such Mortgage Loan, the Loan Rate may not exceed the related Maximum Loan Rate, if any. The Initial Mortgage Loans have minimum Loan Rates which range between _____% and

         _____%. The Margins for the Initial Mortgage Loans having adjustable Loan Rates range between _____% and _____% and the weighted average Margin for such Mortgage Loans is approximately _____% as of the Cut-Off Date for the Initial Mortgage Loans. As of the Cut-Off Date for the Initial Mortgage Loans, the Loan Rates on such Initial Mortgage Loans range between _____% and _____% and the weighted average Loan Rate is approximately _____%.

                 (xxviii) Each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse, generally approvable by FNMA;

                 (xxix) With respect to the Initial Mortgage Loans as of the applicable Cut-Off Date, (a) no more than _____% (by Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and (b) at least _____% (by Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

                 (xxx) As of the Cut-Off Date for the Initial Mortgage Loans, the Credit Limits on the Initial Mortgage Loans range between approximately $___________ and $___________ with an average of approximately $__________. As of the Cut-Off Date for the Initial Mortgage Loans, no Initial Mortgage Loan had a principal balance in excess of approximately $___________ and the average principal balance of the Initial Mortgage Loans is equal to approximately _____% of their average Credit Limit; and

                 (xxxi) Approximately _____% and _____% of the Initial Mortgage Loans, by aggregate principal balance as of the Cut-Off Date for the Initial Mortgage Loans, are first and second liens, respectively and the remainder are third liens.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive the transfer of the Mortgage Loans to the Trust and the delivery, if any, of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Master Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Seller, the Master Servicer, the Credit Enhancer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties (other than the representations and warranties set forth in Sections 204(b)(i), (ii) and (iv) without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein which breach materially and adversely affects the interests of the Trust or the Class A Certificateholders or the Credit Enhancer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Credit Enhancer. The Seller shall, within 60 days of discovery or receipt of notice of a breach of any such representation or warranty, or, with the prior written consent of a Responsible Officer of the Trustee and the Credit Enhancer, such longer period not to exceed 90 days specified in such consent, cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which any such cure period expired (or such later date as permitted by written consent of the Credit Enhancer), accept a retransfer of any such Defective Mortgage Loan from the Trust and may, at its option, substitute an Eligible Substitute Mortgage Loan for such Defective Mortgage Loan in the same manner and subject to the same conditions as set forth in Section

2.02. The Seller shall enforce its rights against the related Subservicer under the Receivables Purchase Agreement in respect of such breach and has appointed the Trustee its attorney-in-fact to do so to the extent that the Seller does not enforce such right, and the Trustee hereby accepts such appointment. Upon accepting such retransfer and depositing the Retransfer Deposit Amount, if any, to the Collection Account, the Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the retransfer of Mortgage Loans under that Section. In the event the Seller fails to accept any such retransfer in the manner and at the time required, the Master Servicer shall be obligated to deposit the applicable Retransfer Deposit Amount into the Collection Account in the same manner and subject to the same conditions as set forth in Section 2.02. It is understood and agreed that the obligation of the Seller or the Master Servicer to accept a retransfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account (after giving effect to the transfer of an Eligible Substitute Mortgage Loan, if any, in substitution for such retransferred Defective Mortgage Loan) shall constitute the sole remedy respecting such breach available to Class A Certificateholders, the Trustee on behalf of Class A Certificateholders and the Credit Enhancer, and such obligation of the Seller shall survive any resignation or termination of HFC as the Master Servicer hereunder.

         In the event of a breach of any of the representations and warranties set forth in Sections 204(b)(i), (ii) or (iv) hereof, the party discovering such breach shall give prompt written notice to the Seller, the Master Servicer, the Credit Enhancer and a Responsible Officer of the Trustee. Within two Business Days after the Trustee receives notice of any such breach, the Trustee shall send written notice thereof to the Credit Enhancer. Within 10 days of the delivery of such notice of breach to the Credit Enhancer, the Credit Enhancer shall give written notice to the Seller directing the Seller to accept retransfer of all of the Mortgage Loans (with the appropriate Related Document Sellers accepting retransfer of all appropriate Related Documents) within 60 days of such notice, or such longer period (not to exceed an additional 30 days) as may be agreed by the Trustee and by the Credit Enhancer, which agreement shall not be unreasonably withheld. In the event that at the time of such breach a Credit Enhancer Default shall have occurred and be continuing the Trustee shall, instead of the notice to the Credit Enhancer provided above, within the same time period provided in the preceding sentence, send written notice to the Class A Certificateholders describing such breach and requesting that such Holders, within 60 days of their receipt of such notice, instruct the Trustee in writing whether or not to direct the Seller to accept assignment of all of the Mortgage Loans as provided below or to refrain from so doing. Promptly following such 60 day period, the Trustee, unless it shall have received written instructions to the contrary from Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates and the Credit Enhancer (provided no Credit Enhancer Default shall have occurred and be continuing), shall direct the Seller to accept reassignment of all the Mortgage Loans. The Seller shall accept reassignment of such Mortgage Loans on the Distribution Date immediately succeeding the expiration of such applicable period and shall deposit in the Collection Account an amount (which, for purposes of this paragraph shall be deemed the "Retransfer Deposit Amount") equal to the Class A Certificate Principal Balance on the Distribution Date on which the retransfer is scheduled to occur plus, in all cases, an amount equal to all interest accrued but unpaid on the Class A Certificate Principal Balance through the day preceding such Distribution Date, and shall pay to the Credit Enhancer any unreimbursed payments under the Credit Enhancement Instrument and other amounts due and unpaid under the Insurance Agreement. The payment of such

Retransfer Deposit Amount and the transfer of all other amounts deposited for the preceding month in the Collection Account will be considered a prepayment in full of the Class A Certificates and will be distributed upon presentation and surrender of the Class A Certificates in lieu of the amount that would otherwise be distributed on such Distribution Date if such retransfer had not occurred. The obligation of the Seller to accept a retransfer of the Mortgage Loans and to deposit to the Collection Account the applicable Retransfer Deposit Amount shall constitute the sole remedy available to the Trustee or the Class A Certificateholders respecting any such breach of the representations and warranties set forth in Sections 204(b)(i), (ii) and (iv).

         Section 2.05. Covenants of the Seller. The Seller hereby covenants that:

         (a) Security Interests. Except for the transfers contemplated hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein or in any other property specified in the definition "Trust" (other than REOs) as being part of the corpus of the Trust; the Seller will give notice to the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller, at its expense, will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.05(a) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (b) Negative Pledge. The Seller hereby agrees not to transfer, assign, exchange, pledge, hypothecate, grant a security interest in, or otherwise convey the Seller Certificates except in accordance with Sections
6.05 and 7.02.

         (c)     The Seller hereby agrees that:

                 (i) the Seller will compensate all of its directors, officers, consultants and agents directly, from the Seller's own bank accounts, for services provided to the Seller by such directors, officers, consultants and agents and, to the extent any director, consultant or agent of the Seller is also a director, officer, employee, consultant or agent of the Master Servicer or any other Person (including any Subservicer), the Seller and the Master Servicer and such other Person will allocate among themselves the services and attendant salaries of shared directors, officers, consultants, and agents on a basis that reflects the actual services rendered;

                 (ii) the Seller will obtain services such as accounting, receivables collection, payroll, employee benefits, and computer services and services relating to the administering, servicing and collection of receivables from the Master Servicer in accordance with this Agreement;

                 (iii) the Seller, the Subservicers and the Master Servicer will share certain overhead expenses, although the amount the Seller will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use;

                 (iv) the Seller will use its own letterhead and will hold itself out as a separate entity (and will require all directors and officers of the Seller in conducting business on behalf of the Seller to identify themselves as such and not as employees, directors or officers of the Master Servicer or any other Person);

                 (v) the Seller will observe all corporate and other legal formalities of the Seller;

                 (vi) separate financial records are and will continue to be maintained to reflect the assets and liabilities of the Seller, which financial records are and will be subject to audit by independent public accountants at the reasonable request of the Board of Directors of the Seller;

                 (vii) the Seller will not commingle its assets with the assets of the Master Servicer or any Subservicer. All demand deposit accounts and other bank accounts of the Seller will be maintained separately from those of the Master Servicer and the Subservicers. Monetary transactions between the Seller and the Master Servicer or any Subservicer are and will continue to be properly reflected in the Seller's financial records;

                 (viii) the Seller will not guaranty obligations of the Master Servicer or any Subservicer;

                 (ix) except for issuances of the Seller's special voting preferred stock, the Seller will not take any action, including, without limitation, the issuance of additional Certificates or stock of the Seller or the incurrence of additional debt (other than as permitted or contemplated by this Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Credit Enhancement Instrument and the Revolving Credit Agreement between HFC and the Seller and any similar revolving credit agreements between HFC (or any affiliate) and the Seller in connection with trusts similar to the Trust) unless the Rating Agencies have advised in writing that such action will not reduce the current rating of the Class A Certificates, and the Seller will give advance written notice of any proposed amendment to such Revolving Credit Agreement to the Rating Agencies; and

                 (x) the Seller covenants and agrees that it shall not pay cash dividends to HFC (a) unless the Seller's Board of Directors shall have determined that the amount of such cash dividend is not expected to be required by the Seller to fulfill its obligations to purchase Additional Balances to be sold to the Trust hereunder or (b) if the payment of such dividend would cause the debt-to-equity ratio of the Seller to exceed the then-current debt-to-equity ratio of the Master Servicer.

         Section 2.06. Conveyance of the Subsequent Mortgage Loans. (a) Subject to the satisfaction of the conditions set forth in Section 2.01 and paragraph (b) below, in consideration of the Trustee's delivery on a Subsequent Transfer Date to or upon the order of the Seller of all or a portion of the amount in respect of Principal Collections in the Funding

Account the Seller shall, to the extent of the availability thereof, on the related Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to the Trust Balances of the Subsequent Mortgage Loans and all Interest Collections and Principal Collections in respect thereof received after the Cut-Off Date for the Subsequent Mortgage Loans or, with respect to any Additional Balances with respect thereto, on or after the date of transfer to the Trust; provided, however, that the Related Document Sellers, pursuant to the Receivables Purchase Agreement and the Transfer Agreement, shall retain, and neither the Trustee nor the Trust shall assume, the obligation under any Loan Agreement for a Subsequent Mortgage Loan that provides for the funding of future advances to the Mortgagor thereunder, which obligation shall not be affected by the resignation or termination of HFC as Master Servicer pursuant to Section 7.04 or 8.01 or the termination of any Subservicer, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Future advances made to a Mortgagor under a Loan Agreement relating to a Subsequent Mortgage Loan shall be part of the related Trust Balance and transferred to the Trust pursuant to this Section 2.06, and, therefore, part of the Trust property upon the sale thereof to the Seller under the Receivables Purchase Agreement.

         On each Subsequent Transfer Date, the Trustee shall acknowledge that the Related Document Sellers have conveyed each of their right, title and interest in and to each Subsequent Mortgage Loan and to the corresponding Related Documents and certain other rights to the Trustee pursuant to the Transfer Agreement, and the Trustee shall hold such documents hereunder for the benefit of the Certificateholders.

         (b) The obligation of the Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                 (i) the Seller shall have provided the Trustee with a letter from the Credit Enhancer consenting to such transfer of the Subsequent Mortgage Loans (which consent shall not be unreasonably withheld or delayed);

                 (ii) the Seller shall have delivered to the Trustee a revised Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

                 (iii) the Seller shall have deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Subsequent Mortgage Loans received after the Cut-Off Date for the Subsequent Mortgage Loans;

                 (iv)     the representations and warranties of the Seller in
         Section 2.04(a) and in Section 2.04(b), to the extent such representations and warranties do not pertain exclusively to the Initial Mortgage Loans, are true and correct with respect to the Subsequent Mortgage Loans as of the related Subsequent Transfer Date;

                 (v) the Seller shall have provided the Trustee with a letter from each Rating Agency confirming that the transfer of the Subsequent Mortgage Loans shall not result in a reduction or withdrawal of its then-current rating of the Class A Certificates;

                 (vi) the Master Servicer, acting through the Subservicers, shall acknowledge in writing that it is holding as custodian and bailee for the Trustee the documents or instruments with respect to the Subsequent Mortgage Loans specified in Section 2.01 or, if so required by such Section, that it has delivered the related Mortgage Files to the Trustee and complied with all other requirements with respect to the assignment of the related Mortgages specified therein;

                 (vii) the Master Servicer shall represent and warrant that no selection procedures reasonably believed by the Master Servicer to be adverse to the interests of the Class A Certificateholders or the Credit Enhancer were utilized in selecting the Subsequent Mortgage Loans; and

                 (viii) the Seller shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

         (c) The obligation of the Trust to purchase any Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements: (i) the remaining term to maturity of each such Subsequent Mortgage Loan may not exceed 180 months; (ii) the weighted average Margin of the Subsequent Mortgage Loans (by aggregate Cut-Off Date Trust Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans previously transferred to the Trust is at least _____%; (iii) the weighted average Combined Loan-to-Value Ratio of the Subsequent Mortgage Loans (by aggregate Cut-Off Date Trust Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans previously transferred to the Trust is not more than _____%; (iv) no such Subsequent Mortgage Loan will have a Loan Balance in excess of $[500,000]; (v) no less than _____% of the Subsequent Mortgage Loans plus any Subsequent Mortgage Loans previously transferred to the Trust (by aggregate Cut-Off Date Trust Balance with respect to such Subsequent Mortgage Loans) are first liens; and (vi) at least _____% of such Subsequent Mortgage Loans plus any Subsequent Mortgage Loans previously transferred to the Trust (by aggregate Cut-Off Date Trust Balance with respect to such Subsequent Mortgage Loans) are not more than 30 days delinquent (on a contractual basis) in the payment of a Minimum Monthly Payment as of the Cut-Off Date for such Subsequent Mortgage Loans. On the last Distribution Date of the Funding Period, the Seller shall have provided the Trustee, the Rating Agencies and the Credit Enhancer with an opinion of counsel to the effect that such transfer constitutes a sale of the Trust Balances of the Subsequent Mortgage Loans to the Seller and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee; provided, however, in the event of a change of law during the Funding Period that materially affects the method of perfecting the security interest in the Subsequent Mortgage Loans, the Seller shall either
(i) provide the Trustee, the Rating Agencies and the Credit Enhancer with an opinion of counsel to the effect that such transfer constitutes a sale of the Trust Balances of the Subsequent Mortgage Loans to the Seller and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee, or (ii) take such action as is necessary to perfect the interests of the Trust in the Subsequent Mortgage Loans, other than perfection by delivery of the Subsequent Mortgage Loans, unless all Mortgage Loans are required to be delivered to the Trustee pursuant to Section 2.01(c).

         Section 2.07.  Retransfers of Mortgage Loans at Election of Seller.
(a) Subject to the conditions set forth below, the Seller may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Seller as of the close of business on the last Business

Day of any calendar month (the "Retransfer Date"), provided that (x) on the 27th day of such calendar month (or on the following Business Day if such day is not a Business Day) (the "Retransfer Notice Date"), the Seller shall give the Trustee a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred and (y) the following conditions shall be satisfied:

                 (i) The Rapid Amortization Period shall not have commenced;

                 (ii) On the Retransfer Notice Date, the Seller Interest (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Seller Interest;

                 (iii) The retransfer of any Mortgage Loans on any Retransfer Date prior to the commencement of the Rapid Amortization Period shall not, in the reasonable belief of the Seller, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

                 (iv) On or before the Retransfer Date, the Master Servicer shall have delivered to the Trustee a revised Mortgage Loan Schedule, or if the aggregate amount of the Cut-Off Date Trust Balances of the Mortgage Loans retransferred pursuant to this Section 2.07 is less than _____% of the Cut-Off Date Pool Balance and the retransfer of the Mortgage Loans is to facilitate the servicing of the Mortgage Loans pursuant to Section 3.01, a list of Mortgage Loans to be removed from the Trust, (in each case, with a copy to the Credit Enhancer) reflecting the proposed retransfer and on the Retransfer Date shall have marked the Electronic Ledger to show that the Mortgage Loans retransferred to the Seller are no longer owned by the Trust;

                 (v) If the aggregate amount of the Cut-Off Date Trust Balances of the Mortgage Loans retransferred pursuant to this Section
         2.07 is less than _____% of the Cut-Off Date Pool Balance, as of the Retransfer Notice Date, not more than _____% of the Trust Balances of the Mortgage Loans remaining in the Trust (after giving effect to the proposed retransfer) are delinquent more than 60 days; if the aggregate amount of the Cut-Off Date Trust Balances of the Mortgage Loans retransferred pursuant to this Section 2.07 is equal to or greater than _____% and less than _____% of the Cut-Off Date Pool Balance, as of the Retransfer Notice Date, not more than _____% of the Trust Balances of the Mortgage Loans remaining in the Trust (after giving effect to the proposed retransfer) are delinquent more than 60 days; if the aggregate amount of the Cut-Off Date Trust Balances of the Mortgage Loans retransferred pursuant to this Section 2.07 is equal to or greater than _____% of the Cut-Off Date Pool Balance, as of the Retransfer Notice Date, not more than _____% of the Trust Balances of the Mortgage Loans remaining in the Trust (after giving effect to the proposed retransfer) are delinquent more than 60 days;

                 (vi) The Seller shall represent and warrant that no selection procedures reasonably believed by the Seller to be materially adverse to the interests of the Class A Certificateholders or the Credit Enhancer were utilized in selecting the Mortgage Loans to be removed from the Trust;

                 (vii) If either (a) the aggregate amount of the Cut-Off Date Trust Balances of the Mortgage Loans retransferred pursuant to this Section 2.07 is equal to or greater than _____% of the Cut-Off Date Pool Balance and the retransfer of the Mortgage Loans is to facilitate the servicing of the Mortgage Loan pursuant to Section 3.01, or (b) the Mortgage Loan is being removed for any reason other than to facilitate the servicing of the Mortgage Loan, each Rating Agency shall have received on or prior to the Retransfer Notice Date notice in a form acceptable to the Rating Agencies of such proposed retransfer of Mortgage Loans and, prior to the Retransfer Date, shall not have notified the Seller in writing that such retransfer of Mortgage Loans would result in a reduction or withdrawal of its then current rating of the Class A Certificates; and

                 (viii) The Seller shall have delivered to the Trustee and the Credit Enhancer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vii), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         (b) Upon receiving the information required by Section 2.07(a) from the Seller, the Master Servicer shall perform in a timely manner those acts required of it in Section 2.07(a)(iv). Upon satisfaction of the above conditions, on the Retransfer Date the Trustee (or the Master Servicer on its behalf), subject to the last paragraph in Section 2.01, shall deliver to the Seller the Mortgage File for each Mortgage Loan being retransferred, and the Trustee shall execute and deliver to the Seller such other documents prepared by the Seller as shall be reasonably necessary to retransfer such Mortgage Loans to the Seller. Any such retransfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trust or the Trustee to the Seller. Upon reasonable request from the Rating Agencies, the Master Servicer shall deliver, with fifteen Business Days of such request, to the Rating Agencies, a list of all Mortgage Loans removed from the Trust pursuant to this Section 2.07.

         Section 2.08. Execution and Authentication of Certificates. The Trustee shall execute on behalf of the Trust and shall authenticate and deliver to or upon the order of the Seller (except that the Seller Certificates shall be in the name of the Seller), in exchange for the Initial Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trust of the Initial Mortgage Loans, Class A Certificates in authorized denominations and the Seller Certificates, together evidencing the ownership of the entire Trust.

         Section 2.09. Tax Treatment. It is the intention of the Seller and the Class A Certificateholders that the Class A Certificates will be indebtedness of the Seller for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Seller, the Trustee and each Class A Certificateholder (or Certificate Owner) by acceptance of its Class A Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Class A Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Seller secured by the Mortgage Loans and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.


                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01. The Master Servicer. The Master Servicer shall, or shall cause the related Subservicer to, service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through such Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Trustee and the Credit Enhancer and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by the related Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer shall, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the written request of the Master Servicer, the Seller and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. The Master Servicer in such capacity may also consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property, provided that

                 (a) the Mortgage relating to the Mortgage Loan (i) was in a first lien position as of the applicable Cut-Off Date and (ii) was in a first lien position immediately prior to the placement of such senior lien and (iii) the ratio of (A) the sum of the Credit Limit of such Mortgage Loan and the unpaid principal balance of the lien senior to that of the Mortgage on the related Mortgaged Property immediately following such placement to (B) the Valuation of the Mortgaged Property at the time the Mortgage Loan was originated is not greater than (1) with respect to Mortgage Loans with a Combined Loan-to-Value Ratio of _____% or less, _____%, (2) with respect to Mortgage Loans with a Combined Loan-to-Value Ratio in excess of _____% and not greater than _____%, _____% and (3) with respect to Mortgage Loans with a Combined Loan-to-Value Ratio greater than _____%, _____%;

                 (b) such Mortgage succeeded to a first or second lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second or, if at the time the Mortgage Loan was in a third lien position, a third lien position, and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien and the rate at which interest accrues thereon are no greater than those of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was conveyed to the Trust;

                 (c) the Mortgage relating to such Mortgage Loan was in a second or third lien position as of the applicable Cut-Off Date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan and the outstanding principal amount of the replacement first or second mortgage loan immediately following such refinancing and the rate at which interest accrues thereon are not greater than that of such existing first or second mortgage loan at the date of such refinancing; or

                 (d) the Mortgage relating to such Mortgage Loan was in a second or third lien position as of the applicable Cut-Off Date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan and (1) the then-current Combined Loan-to-Value Ratio of the senior liens and the Mortgage does not exceed such ratio as of the applicable Cut-Off Date and (2) the ratio of the Mortgage to the Mortgage plus all senior liens immediately following such refinancing is at least equal to such ratio as of the applicable Cut-Off Date;

         and provided, further, in the case of (a), (b) and (c) above, such senior lien does not secure a note that provides for negative amortization.

         The Master Servicer shall purchase any Mortgage Loan with respect to which (a) any loss is suffered by the Credit Enhancer or the Trustee, on behalf of the Certificateholders, as a result of (i) a failure to file any UCC-1 financing statements required by either Section 2.01 or Section 2.06 or (ii) a failure to publish, on or prior to the Closing Date with respect to any Initial Mortgage Loan or on or prior to the applicable Transfer Date with respect to any Subsequent Mortgage Loan or Eligible Substitute Mortgage Loan, such notices reflecting the sale of such Mortgage Loan as are described in Section 3440.1(h) of the California Civil Code or (iii) if such Mortgage Loan has a Credit Limit of $[50,000] or more and was not originated in the State of New Jersey during the period beginning [January 1, 1986 and ending April 30, 1987], title to the related Mortgaged Property not being covered under a customary lender's title insurance policy or (b) the Master Servicer has consented to the placing of a subsequent senior lien pursuant to clause (a) above and foreclosure proceedings are commenced with respect to such Mortgaged Property. Any such purchase by the Master Servicer shall occur on the Business Day immediately preceding the Distribution Date following the Collection Period during which such loss occurs and shall be accomplished by the deposit by the Master Servicer into the Collection Account of an amount equal to the Trust Balance of the applicable Mortgage Loan plus accrued and unpaid interest thereon at the Loan Rate to the end of the Collection Period in which such purchase occurs. Upon making any such purchase the Master Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in
Section 2.02.

         The Master Servicer (or any Subservicer on behalf of the Master Servicer) may enter into a modification with the related Mortgagor of any Loan Agreement that is not otherwise purchased by the Master Servicer or retransferred to the Seller pursuant to Section 2.07, so long as (i) such modification is permitted by the Credit Enhancer (unless a Credit Enhancer Default has occurred and is continuing, in which case no such permission shall be required),

(ii) the Master Servicer (or such Subservicer on behalf of the Master Servicer) determines that such modification is necessary and (iii) such modification shall not have a material adverse effect on the interests of the Certificateholders, the Credit Enhancer or the Trust; provided, however, the Master Servicer (or any Subservicer acting on behalf of the Master Servicer) shall not, prior to the removal from the Trust, modify a Loan Agreement to change the Loan Rate from a floating rate to a fixed rate of interest per annum or from a fixed rate to a floating rate of interest per annum. In addition, the Master Servicer may agree to changes in the terms of a Mortgage Loan requested by a Mortgagor which may have a material adverse effect on the interests of Certificateholders or the Credit Enhancer, provided that the Master Servicer (i) has determined that such changes are necessary to avoid prepayment of the Mortgage Loan and that such changes are consistent with prudent business practice as evidenced by an Officer's Certificate signed by a Servicing Officer to such effect delivered to the Trustee and the Credit Enhancer and (ii) purchases such Mortgage Loan on the Business Day immediately preceding the Distribution Date following the Collection Period during which such determination is made and prior to the effectiveness of such change, if such Mortgage Loan has not been removed from the Trust by the Seller pursuant to Section 2.07(a). In the event that such purchase does not occur, no change will be made to the terms of the related Mortgage Loan. Such purchase shall be accomplished in the same manner and subject to the same conditions set forth in
Section 2.02. Upon making any such purchase, the Master Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02. Notwithstanding the foregoing however, the Master Servicer may make any changes to any of the Loan Agreements with any Mortgagor or modify its collection or servicing policies as to a particular Mortgagor if requested by the Seller. In such an event, the Seller agrees to cause the Trust to retransfer the affected Mortgage Loan to the Seller in accordance with Section 2.07(a).

         The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer may, in its sole discretion and to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Master Servicer's rights under such subservicing arrangements, which termination or assumption will not violate the terms of such arrangements.

         Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with, and without limiting the generality of, the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) arrange with a Mortgagor a schedule for the payment of delinquent amounts, provided such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services and (iii) and treat a Loan Agreement as current if the Mortgagor has made one scheduled payment to cure the delinquency status of such Mortgage Loan.

         (b) The Master Servicer shall establish and maintain with the Trustee a separate trust account (the "Collection Account") titled "The First National Bank of Chicago, as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2." In the event that a successor Trustee is appointed as provided in Section 9.07, a new Collection Account shall be promptly established at and maintained by such successor Trustee, and the title of the new Collection Account shall be "[Successor Trustee], as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2", and any amounts in the old Collection Account shall be transferred to the new Collection Account. The Collection Account shall be an Eligible Account. Except as provided below, the Master Servicer shall on the Closing Date, with respect to the Initial Mortgage Loans, and on the applicable Transfer Date, with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, deposit to the Collection Account any amounts representing payments on and any collections in respect of such Mortgage Loans received after the applicable Cut-Off Date and prior to the Closing Date or applicable Transfer Date, as the case may be, and thereafter deposit to the Collection Account on a daily basis within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

                 (i)      Interest Collections on the Mortgage Loans;

                 (ii)     Principal Collections on the Mortgage Loans;

                 (iii) any Retransfer Deposit Amount in respect of Mortgage Loans that are repurchased or replaced by an Eligible Substitute Mortgage Loan by the Seller pursuant to Section 2.02 or 2.04;

                 (iv) the aggregate purchase price of the Mortgage Loans purchased by the Master Servicer pursuant to Section 3.01;

                 (v)      Net Liquidation Proceeds;

                 (vi) Insurance Proceeds (including, for this purpose, any amount required to be paid by the Master Servicer pursuant to Section
         3.04 and excluding the portion of Insurance Proceeds, if any, that has been applied to the restoration or repair of the related Mortgaged Property or to the payment of any senior mortgage loan or that has been released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer); and

                 (vii) amounts required to be paid by the Seller in connection with the termination of the Trust pursuant to Section 10.01.

The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer or a Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items for the account of the related Subservicer, if any, need not be deposited to the Collection Account.

         The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Credit Enhancer. In addition, the Master Servicer shall notify the Trustee and the Credit Enhancer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the following Distribution Date and the amount allocable to Interest Collections and Principal Collections for the second following Distribution Date. Following such notification, the Master Servicer, in its capacity as custodian for the Seller, shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

         The Master Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Permitted Investments (including obligations of the Master Servicer or of any of its affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or, with the approval of the Credit Enhancer and the Rating Agencies, on the Distribution Date next following the date of such investment (except that any investment in an obligation of the institution with which the Collection Account is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. In the event the Trustee is at any time maintaining the Collection Account, any request by the Master Servicer to invest funds on deposit in the Collection Account shall be in writing, shall be delivered to the Trustee at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment that matures at or prior to the time required hereby. Any such investment shall be registered in the name of the Trustee as trustee hereunder or in the name of its nominee and to the extent such investments are certificated they shall be maintained in the possession of the Trustee in the state of its Corporate Trust Office. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

         (c) The deposit to the Collection Account referred to in Section 3.02(b) and the deposit to the Funding Account pursuant to Section 5.05(a) may be effected by the recordation of payments and collections in the case of the Collection Account on the Master Note and in the case of the Funding Account on the Funding Master Note (which notes shall have been executed and delivered to the Trustee at least five (5) Business Days prior to the first such recordation or, in the case of the first Collection Period, on the Closing Date) so long as either of the following conditions is satisfied: (x) commercial paper issued by the Master Servicer is rated at least A-1 by Standard & Poor's and P-1 by Moody's; or (y) a Master Servicer Credit Facility is maintained in effect by the Master Servicer acceptable in form and substance to each Rating Agency and the Credit Enhancer (such acceptability to be evidenced by a written confirmation of the Credit Enhancer and each Rating Agency to the effect, in the case of the Rating Agencies, that, so long as the Master Servicer Credit Facility is maintained, the then-current rating of the Class A Certificates will not be adversely affected if, instead of making the deposits referred to in Section 3.02(b) and Section 5.05(a) within the periods specified therein, receipt by the Master Servicer of such amounts is recorded on the Master Note and the Funding Master Note respectively), issued by a depository institution or insurance company acceptable to the Credit Enhancer and having a rating on its (A) short-term obligations of at least P-1 by Moody's and A-1 by Standard & Poor's and (B) long-term obligations of at least A-2 by Moody's and A by Standard & Poor's, or other ratings approved by the Rating Agencies and the Credit Enhancer; provided, however, that the amount of payments and collections recorded and outstanding on the Master Note pursuant to this subclause (y) shall not exceed _____% of the Master Servicer Credit Facility Amount. To the extent and for so long as such conditions are met, the Master Servicer shall, within two Business Days of receipt of any payments and collections allocable to Principal Collections and Interest Collections, notify the Trustee, the Credit Enhancer and the Master Servicer Credit Facility Issuer in writing of the amounts that would otherwise be deposited in the Collection Account pursuant to Section 3.02(b) and Section 5.05(a), and the Master Servicer shall establish and maintain for the Trust a Mortgage Loan Payment Record on which the payments on and collections in respect of the Mortgage Loans for each of the categories specified in Section 3.02(b) and Section 5.05(a) shall be credited, and the Master Servicer shall notify the Trustee, the Credit Enhancer and the Master Servicer Credit Facility Issuer in writing as promptly as practicable (but in any event prior to the related Determination Date with respect to each Distribution Date) of the amounts so credited for each of the categories specified in such Sections that are to be included in Interest Collections and Principal Collections for the related Distribution Date and of the amounts so credited that will constitute a part of Interest Collections and Principal Collections for the second following Distribution Date.

         If for any period during which the Master Servicer is recording payments and collections in respect of the Mortgage Loans or deposits as the case may be on the Master Note or the Funding Master Note as applicable (1) pursuant to subclause (x) of the preceding paragraph and the ratings of the Master Servicer's commercial paper are downgraded, suspended or withdrawn so that the rating requirements specified in such subclause are no longer satisfied, or (2) pursuant to subclause (y) of the preceding paragraph and either (a) the Rating Agencies or the Credit Enhancer advise the Master Servicer that the Master Servicer Credit Facility is no longer sufficient and, in the case of the Rating Agencies, that continuing to record payments and collections on the Master Note or the Funding Master Note instead of depositing such amounts to the Collection Account or Funding Account, as applicable, pursuant to Sections 3.02(b) and 5.05(a) will adversely affect the then-current rating of the Class A Certificates or (b) the amount recorded and outstanding on the Master Note exceeds _____% of the Master Servicer Credit Facility Amount, then, the Master Servicer shall, within two (2) Business Days following the date of such event, deposit such payments and collections (or in the case of clause (2)(b) above, only the portion of such payments and collections in excess of _____% of the Master Servicer Credit Facility Amount), in next day funds in the Collection Account and the Funding Account, as applicable, as determined by the Master Servicer; provided, however, that such deposits shall in no event be made later than 11:00 A.M. on the Business Day preceding the related Distribution Date.

         The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not enter in the Mortgage Loan Payment Record amounts representing fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

         The Mortgage Loan Payment Record shall be made available for inspection during normal business hours of the Master Servicer upon request of the Trustee, the Credit Enhancer, any Master Servicer Credit Facility Issuer or the firm of independent accountants acting pursuant to Section 3.10.

         In the event a Master Note shall have been delivered to the Trustee pursuant to the first paragraph of this Section 3.02(c), the Trustee shall record on the back thereof an increase in the amount owed to the Trust equal to the amount of payments and collections received in respect of the Mortgage Loans and Additional Balances reflected in each notification received by the Trustee pursuant to the first paragraph of this Section 3.02(c), within two Business Days of receipt of such notification. Amounts owing under the Master Note shall be reduced by the amount of Interest Collections and Principal Collections deposited to the Collection Account in next day funds prior to 11:00 A.M. on the Business Day preceding the related Distribution Date (for purposes of this subclause, the portion of such Principal Collections to be transferred to the Funding Account, up to an aggregate amount equal to _____% of the Cut-Off Date Pool Balance on any Distribution Date prior to the last Distribution Date in the Funding Period shall not be required to be included in Principal Collections and such amount shall not reduce amounts owing under the Master Note).

         In the event a Funding Master Note shall have been delivered to the Trustee pursuant to the first paragraph of this Section 3.02(c), the Trustee shall record on the back thereof an increase in the amount owed to the Trust equal to the amount of payments in respect of Principal Collections to be deposited to the Funding Account on each Distribution Date during the Funding Period. Amounts owing under the Funding Master Note shall be reduced by the amount of Principal Collections deposited to the Funding Account in next day funds prior to 11:00 A.M. on the related Subsequent Transfer Date to pay any Excess Funding Amount pursuant to Section 5.05(c)(i)(B), to acquire Subsequent Mortgage Loans pursuant to Section 5.05(c)(ii) or on the last Distribution Date of the Funding Period, to acquire Subsequent Mortgage Loans or Additional Balances, or for deposit to the Collection Account for distribution as Principal Collections, in each case pursuant to Section 5.05(c)(iii).

         (d) So long as the conditions of Section 3.02(c) above are satisfied, the Master Servicer shall deposit in the Collection Account all amounts received with respect to the Mortgage Loans (whether or not allocable to principal of or interest on the Trust Balance) which are reflected on the Mortgage Loan Payment Record and which will constitute Interest Collections or Principal Collections for the next Distribution Date, not later than the Business Day preceding such Distribution Date, subject to withdrawal to the same extent as debits to the Mortgage Loan Payment Record are permitted pursuant to clauses (i) - (v), inclusive, of Section 3.03. Amounts deposited in the Collection Account from payments on the Funding Master Note pursuant to
Section 3.02 shall be deemed to be made from the Funding Account.

         Section 3.03. Withdrawals from the Collection Account; Permitted Debits to the Mortgage Loan Payment Record. From time to time, withdrawals may be made from the Collection Account or debits may be made to the Mortgage Loan Payment Record, as the case may be, by the Master Servicer for the following purposes:

                 (i) To reimburse the Master Servicer to the extent permitted by Section 7.03;

                 (ii) To make deposits into the Collection Account and Funding Account pursuant to Section 3.02;

                 (iii) To pay to the Seller amounts on deposit in the Collection Account or credited to the Mortgage Loan Payment Record that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by Section 3.02(b);

                 (iv) To make distributions and payments pursuant to Sections 5.01 and 5.05; and

                 (v) To pay to the party legally entitled by a final order of a court of competent jurisdiction in an insolvency proceeding an amount equal to any preference claim made with respect to amounts paid with respect to the Mortgage Loans; provided that, if any such amount is later determined not to be a preference by such court of competent jurisdiction and is returned to the Master Servicer or any Subservicer, such amount shall be redeposited into the Collection Account by the Master Servicer.

         In addition, if the Master Servicer deposits in the Collection Account or credits to the Mortgage Loan Payment Record any amount not required to be deposited therein or credited thereto or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account or debit such amount on the Mortgage Loan Payment Record, and any such amounts shall not be included in Interest Collections and Principal Collections, any provision herein to the contrary notwithstanding. Any withdrawal or debit permitted by this Section 3.03 may be accomplished by delivering an Officer's Certificate to the Trustee which describes the purpose of such withdrawal or debit (including, without limitation, that any such amount was deposited in the Collection Account or credited to the Mortgage Loan Payment Record in error or, in the case of returned checks, that such amounts were properly debited, respectively). Upon receipt of any such Officer's Certificate, the Trustee shall withdraw or debit such amount for the account of the Master Servicer. All funds deposited or credited by the Master Servicer in the Collection Account or to the Mortgage Loan Payment Record, respectively, shall be held by the Trustee in trust for the Certificateholders and the Credit Enhancer, until disbursed in accordance with Section 5.01 or withdrawn or debited in accordance with this Section.

         Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer shall also maintain on property acquired upon foreclosure, or by grant of deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the combined unpaid principal balance owing on such Mortgage Loan and any mortgage loans senior to such Mortgage Loans at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest thereon. Amounts collected by the Master Servicer under any such policies shall be either deposited in the Collection Account or credited to the Mortgage Loan Payment

Record to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. With respect to Mortgaged Properties acquired by the Master Servicer as provided herein, the Master Servicer may satisfy its obligation set forth in the first sentence of this Section 3.04 by self insuring Mortgaged Properties for which the aggregate unpaid principal balance of the related Mortgage Loans plus the outstanding balance of any mortgage loans senior to such Mortgage Loans at the time title was acquired, plus accrued interest (the "Combined Exposure"), was less than $[500,000] (or such other amount as the Master Servicer may in good faith determine from time to time) and by causing hazard policies to be maintained with respect to Mortgaged Properties for which the Combined Exposure equals or exceeds the self insurance threshold established from time to time by the Master Servicer by maintaining a blanket policy consistent with prudent industry standards insuring against hazard losses on the Mortgaged Properties. Such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record or deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of such deductible clause.

         Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Mortgage Loan consistent with the then-current practice of the Master Servicer and without regard to the inclusion of such Mortgage Loan in the Trust and not in the Master Servicer's portfolio. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Master Servicer (so long as such action conforms with the Master Servicer's underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Master Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the applicable Subservicer on behalf of the Seller or the Trustee, as applicable, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Master Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the third paragraph of
Section 3.01 and unless the conditions specified in the third paragraph of
Section 3.01 are satisfied. Any fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

         Section 3.06. Realization Upon Defaulted Mortgage Loans. The Master Servicer shall join the Related Document Seller as called for by the Transfer Agreement and foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Master Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02; provided that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds to pay Liquidation Expenses before any Net Liquidation Proceeds are contributed to Certificateholders or the Seller.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by grant of deed in lieu of foreclosure, the deed or certificate of sale shall (i) so long as the long-term unsecured debt of HFC is assigned ratings of at least A- by Standard & Poor's and A-3 by Moody's, be issued in the name of the related Subservicer and (ii) if the conditions in clause (i) above are not met, be issued to the Trustee, or to its nominee on behalf of the Certificateholders.

         Section 3.07. Trustee to Cooperate. On or before each Distribution Date, the Master Servicer will notify the Trustee of the payment in full during the related Collection Period of the Trust Balance of any Mortgage Loan with respect to which the Credit Limit has been reduced to zero which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account or credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in
Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account or Funding Account or credited to the Mortgage Loan Payment Record. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a trust receipt substantially in the form of Exhibit F hereto signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Master Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if the Master Servicer so requests in writing and supplies the Trustee with appropriate forms therefor, assign such Mortgage Loan for the purpose of collection to the Master Servicer or to the related Subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds received with respect thereto in the Collection Account or the Mortgage Loan Payment Record, as the case may be. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.08. Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to receive the Class A Servicing Fee pursuant to Section 5.01(a)(i) as compensation for its services in connection with servicing the Mortgage Loans. The Seller Monthly Servicing Fee shall be paid to the Master Servicer by the Seller and shall not be the responsibility or liability of the Trust, the Trustee or the Class A Certificateholders. Additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.09. Annual Statement as to Compliance. (a) The Master Servicer will deliver to the Trustee, the Credit Enhancer and the Rating Agencies, on or before [April 30 of each year, beginning April 30, 1998], an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Master Servicer shall deliver to the Trustee, the Credit Enhancer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

         Section 3.10. Annual Servicing Report. On or before [April 30 of each year, beginning April 30, 1998], the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Trustee, the Credit Enhancer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Master Servicer during the most recent calendar year then ended under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement and that such examination, which has been conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

         Section 3.11. Annual Opinion of Counsel. On or before [April 30 of each year, beginning April 30, 1998], the Master Servicer at its expense shall deliver to the Trustee and the Credit Enhancer an Opinion of Counsel substantially in the form set forth in Exhibit D hereto.

         Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans. (a) The Master Servicer and the Seller shall provide to the Trustee, the Credit Enhancer, Class A Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer, the related Subservicer or the Seller as determined by the Master Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         (b) The Master Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the third Business Day preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make the required distributions and to furnish the required reports to Certificateholders and to make any claim under the Credit Enhancement Instrument.

         Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Master Servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such Association.

         Section 3.14. Reports to the Securities and Exchange Commission. The Master Servicer shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

         Section 3.15. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Master Servicer shall prepare and deliver, or cause to be prepared and delivered, to the Trustee all federal and state information reports when and as required by all applicable state and federal income tax laws including, to the extent applicable, returns reporting a cancellation of indebtedness as prescribed by Section 6050P of the Code. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Trustee shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1996, the Master Servicer, in order to facilitate this reporting process, shall provide to the Trustee in a timely fashion each year as required by law reports relating to each instance occurring during the previous calendar year in which the Master Servicer or any Subservicer (i) on behalf of the Trustee acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knew or had reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to enable the Trustee to meet the reporting requirements imposed by Section 6050J of the Code.

         Section 3.16.  Additional Covenants of HFC.  HFC hereby agrees that:

                 (i) it will maintain its books and records to clearly note the separate corporate existence of the Seller, each Subservicer and the Master Servicer;

                 (ii) the Seller, the Subservicers and HFC will share certain overhead expenses, although the amount the Seller will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use;

                 (iii) separate financial records will be maintained to reflect the assets and liabilities of the Seller, HFC and each Subservicer, which financial records are and will be subject to audit by independent public accountants at the reasonable request of the Board of Directors of the Seller, HFC or such Subservicer, as the case may be;

                 (iv) except as permitted hereunder, there will be no commingling of the assets of the Seller with the assets of HFC or any Subservicer. All demand deposit accounts and other bank accounts of the Seller will be maintained separately from those of HFC and the Subservicers. Monetary transactions between the Seller and HFC or any Subservicer are and will continue to be properly reflected in their respective financial records;

                 (v) HFC at all times will recognize, and will take all steps within its power to maintain, the corporate existence of the Seller and Subservicers as being separate and apart from its own corporate existence and will not refer to the Seller or any Subservicer as a department or division of HFC; and

                 (vi) Except as otherwise expressly provided herein, HFC will not guaranty any obligations of the Seller.


                                   ARTICLE IV

                             Servicing Certificate

         Section 4.01. Servicing Certificate. Not later than each Determination Date, the Master Servicer shall deliver to the Trustee, the Paying Agent, the Credit Enhancer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Master Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

                 (i) the aggregate amount of collections on the Mortgage Loans received in such Collection Period;

                 (ii) the aggregate amount of Interest Collections for such Collection Period;

                 (iii) the aggregate amount of Principal Collections for such Collection Period;

                 (iv) the Class A Certificateholder Floating Allocation Percentage and the Class A Fixed Allocation Percentage for such Collection Period;

                 (v)      the Class A Interest Collections for such Collection
         Period;

                 (vi) the amount of Principal Collections to be deposited to the Funding Account pursuant to Section 5.05(a);

                 (vii)    the Seller Interest Collections for such Collection
         Period;

                 (viii) the Seller Principal Collections for such Collection Period;

                 (ix) Class A Certificate Interest and the Class A Certificate Rate for the related Interest Period;

                 (x) the amount, if any, of such Class A Certificate Interest that is not payable on account of insufficient Class A Interest Collections;

                 (xi) the portion of (a) the Unpaid Class A Certificate Interest Shortfall, if any, plus (b) interest thereon at a rate equal to the sum of the Class A Certificate Rate applicable from time to time and, to the extent permitted by law, the Unpaid Class A Certificate Interest Penalty Rate to be distributed on such Distribution Date;

                 (xii) the Unpaid Class A Certificate Interest Shortfall, if any, remaining after the distribution on such Distribution Date;

                 (xiii) the Accelerated Principal Distribution Amount and the portion thereof that will be distributed in respect of the Class A Certificates pursuant to Section 5.01(a)(vii);

                 (xiv) the Scheduled Principal Distribution Amount, separately stating the components thereof;

                 (xv) the amount of any Retransfer Deposit Amount deposited to the Collection Account by the Seller pursuant to Section 2.02 or 2.04, separately stating the portion of each such amount that is to be distributed in respect of the Class A Certificates on such Distribution Date pursuant to Section 5.01(b);

                 (xvi) the Class A Servicing Fee for such Collection Period and any accrued and unpaid Class A Servicing Fees for previous Collection Periods;

                 (xvii) the Aggregate Class A Liquidation Loss Amount for such Collection Period;

                 (xviii) the aggregate amount, if any, of Class A Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Class A Certificateholders pursuant to 5.01(a)(iv);

                 (xix) the Pool Balance as of the end of such Collection Period and the Pool Balance as of the end of the preceding Collection Period;

                 (xx)     the Invested Amount as of the end of such Collection
         Period;

                 (xxi) the Class A Certificate Principal Balance and the Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Aggregate Class A Liquidation Loss Amount;

                 (xxii) the Seller Principal Balance and Seller Interest after giving effect to the distribution on such Distribution Date;

                 (xxiii) the aggregate amount of Additional Balances created during such Collection Period;

                 (xxiv) the number and aggregate Trust Balances of Mortgage Loans (x) as to which the Minimum Monthly Payment is delinquent for 30- 59 days, 60-89 days and 90 or more days, respectively, and (y) that have become REO, in each case as of the end of such Collection Period;

                 (xxv) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred;

                 (xxvi) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying each such Event of Servicing Termination if one has occurred;

                 (xxvii) the amount to be distributed to the Credit Enhancer pursuant to Section 5.01(a)(v);

                 (xxviii) the amount to be distributed to the Spread Account pursuant to Section 5.01(a)(viii);

                 (xxix) in the event the Master Servicer Credit Facility is then in effect, the Master Servicer Credit Facility Amount after giving effect to all drawings made under the Master Servicer Credit Facility to and including the date of such statement;

                 (xxx) the amount referred to in clause (iii) of Section 5.01(a) and the Guaranteed Principal Distribution Amount distributable in respect of the Class A Certificates for such Distribution Date;

                 (xxxi) the Credit Enhancement Draw Amount, if any, for such Distribution Date;

                 (xxxii) the amount of Unpaid Class A Carry Forward Interest to be included in such distribution and the amount of Unpaid Class A Carry Forward Interest remaining after giving effect to the distribution on such Distribution Date;

                 (xxxiii) the amount to be reimbursed to the Credit Enhancer pursuant to Section 5.01(a)(vi);

                 (xxxiv)  the amount to be paid to the Trustee pursuant to
         Section 5.01(a)(x);

                 (xxxv) the amount to be distributed to the Seller pursuant to Section 5.01(a)(xi);

                 (xxxvi) Weighted Average Loan Rate and Weighted Average Maximum Loan Rate for such Collection Period;

                 (xxxvii) the amount on deposit in the Funding Account as of such Distribution Date;

                 (xxxviii) the amount of investment earnings, if any, on amounts in the Funding Account to be deposited in the Collection Account for such Distribution Date;

                 (xxxix) with respect to each Distribution Date during the Funding Period, the Excess Funding Amount, the amounts used to acquire Subsequent Mortgage Loans pursuant to Section 5.05(c)(ii) (or 5.05(c)(iii)(A) as applicable), the amounts used to acquire Additional Balances pursuant to Section 5.05(c)(iii)(B) and the amounts deposited into the Collection Account pursuant to Section 5.05(c)(iii)(C) for distribution to Class A Certificateholders on such Distribution Date;

                 (xl) the aggregate of the Trust Balances of the Subsequent Funding Mortgage Loans purchased on the related Subsequent Transfer Date and the aggregate of the Trust Balances of the Subsequent Funding Mortgage Loans purchased on all prior Subsequent Transfer Dates;





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
                 (xli) the number of the Mortgage Loans and aggregate of the Trust Balances of the Mortgage Loans retransferred on the related Retransfer Date and the number of the Mortgage Loans and aggregate of the Trust Balances of the Mortgage Loans retransferred on all prior Retransfer Dates;

                 (xlii)   [RESERVED];

                 (xliii)  Class A Interest Payment Cap;

                 (xliv) Amounts deposited in the Collection Account pursuant to Sections 3.02(d) and 5.06(e);

                 (xlv)    Cumulative draws under the Policy; and

                 (xlvi)   Net Yield (as defined in the Insurance Agreement).

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master Servicer, the Trustee and the Credit Enhancer. The Master Servicer shall give notice of any such change to the Rating Agencies.

         Section 4.02.  Credit Enhancement Instrument; Spread Account.  (a)
The Trustee shall establish and maintain with itself a separate trust account (the "Spread Account") entitled "The First National Bank of Chicago, as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 and the Credit Enhancer". The Spread Account shall be an Eligible Account. The Spread Account shall be maintained by the Trustee for the benefit of the Class A Certificateholders and the Credit Enhancer and withdrawals therefrom shall be made by the Trustee to be deposited to the Collection Account to pay amounts referred to in clauses (i) and (ii) of
Section 5.01(a) for any Distribution Date and to pay the amount, if any, by which the Class A Certificate Principal Balance for any Distribution Date exceeds the Invested Amount for such date in each case after all distributions of amounts available for distribution from the Collection Account on such Distribution Date pursuant to Sections 3.02(d), 5.01 and 5.05 (in accordance with the payment priority set forth in the Insurance Agreement) prior to any draw under the Credit Enhancement Instrument, and thereafter to pay such other amounts as are specified in the Insurance Agreement (in accordance with the conditions and priorities set forth therein). Deposits into the Spread Account shall be made pursuant to Section 5.01(a)(viii). Funds in the Spread Account shall be property of the Trust. In the event that a successor Trustee is appointed as provided in Section 9.07, a new Spread Account shall be promptly established at and maintained by such successor Trustee, and the title of the new Spread Account shall be "[Successor Trustee], as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 and the Credit Enhancer," and any amounts in the former Spread Account shall be transferred to the new Spread Account. Any amounts remaining on deposit in the Spread Account upon termination of the Trust shall be released in accordance with the terms set forth in the Insurance Agreement.

         Amounts deposited in the Spread Account shall be invested in Permitted Investments (unless otherwise permitted under the Insurance Agreement) that mature no later than the Business Day preceding the following Distribution Date.

         (b) The Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Servicing Certificate, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 12:00 noon, New York City time, on the second Business Day prior to the applicable Distribution Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Trustee shall deposit such Credit Enhancement Draw Amount in the Collection Account for distribution to Certificateholders pursuant to Section 5.01(d).

         (c) In the event that the Master Servicer is at the time recording collections in respect of the Mortgage Loans on the Master Note pursuant to subclause (y) of the first paragraph of Section 3.02(c) and fails to deposit on or before 11:00 A.M. New York time on the Business Day prior to a Distribution Date funds in the amount specified by it in clauses (ii), (iii) and (xv) of the related Servicing Certificate, the Trustee shall, to the extent it shall be a beneficiary under any Master Servicer Credit Facility, make a proper demand under such Master Servicer Credit Facility that the Master Servicer Credit Facility Issuer pay as promptly as practicable to the Trustee (but in no event later than the time specified in the Master Servicer Credit Facility on the Business Day immediately preceding the related Distribution Date) for deposit in the Collection Account the lesser of (i) the aggregate of the amounts specified in clauses (ii), (iii) and (xv) of such Servicing Certificate for such Distribution Date, and (ii) the amount by which the total amount deposited by the Master Servicer in the Collection Account is less than the aggregate of the amounts specified in clauses (ii), (iii) and (xv) of such Servicing Certificate for such Distribution Date, but in no event shall the amount of such demand exceed the Master Servicer Credit Facility Amount.

         Section 4.03. Replacement Credit Enhancement Instruments. In the event of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded (in each case a "Replacement Event"), the Master Servicer may, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, (x) substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement, provided that, in such event, the claims paying ability ratings of the entity providing the substitute Credit Enhancement Instrument are higher than those of the Credit Enhancer sought to be replaced (after giving effect to such downgrade) and (y) restructure the form of credit enhancement, including by eliminating the Credit Enhancement Instrument without replacement, provided that the Rating Agencies shall have consented to such restructuring and shall have confirmed that the ratings of the Certificates shall be increased from their current levels (after giving effect to such downgrade) as a result of such restructuring. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Trustee (i) an Officer's Certificate by the Master Servicer stating that the conditions to such substitution set forth in clauses (x) and (y) of this
Section 4.03 (to the extent applicable) have been satisfied, (ii) an Opinion of Counsel, acceptable in form to the Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Trustee may require and (iii) an Opinion of Counsel to the effect that such substitution would not adversely affect in any material respect the tax status of the Class A Certificates or result in a material modification to this Agreement or of the Class A Certificates as described in Section 1001 of the Code and the regulations thereunder. Upon receipt of written notice of any such substitution from the Master Servicer and the taking of physical possession of the new credit enhancement, the Trustee shall, within five Business Days following receipt of such notice and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer.


                                   ARTICLE V

   Payments and Statements to Certificateholders; Rights of Certificateholders

         Section 5.01. Distributions. (a) Distributions of Class A Interest Collections. On each Distribution Date, the Trustee or the Paying Agent shall distribute the Class A Interest Collections collected during the related Collection Period, in the following amounts and order of priority to the following Persons (based on the information set forth in the Servicing Certificate for such Distribution Date):

                 (i) the Class A Servicing Fee for the related Collection Period and any previously accrued and unpaid Class A Servicing Fee, to the Master Servicer;

                 (ii) the remaining amount, if any, after giving effect to clause (i) above, to the Class A Certificateholders in payment of the following:

                                  (x) the Class A Certificate Interest for such Distribution Date; and

                                  (y)      the Unpaid Class A Certificate
                          Interest Shortfall, if any, for such Distribution Date plus, to the extent legally permissible, interest thereon at a per annum rate equal to the sum of the Class A Certificate Rate applicable from time to time plus, to the extent permitted by law, the Unpaid Class A Certificate Interest Penalty Rate;

                 (iii) the Aggregate Class A Liquidation Loss Amount for such Collection Period to the Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance;

                 (iv) to the Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance, the aggregate amount of the Class A Loss Reduction Amounts, if any, for previous Distribution Dates that have not been (A) previously reimbursed to Class A Certificateholders pursuant to this clause (iv) or (B) previously absorbed by the Overcollateralization Amount;

                 (v) the premium due under the Credit Enhancement Instrument to the Credit Enhancer to the extent not paid by the Master Servicer;

                 (vi) to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts and other amounts due under the Insurance Agreement;

                 (vii) the Accelerated Principal Distribution Amount, if any, to the Class A Certificateholders;

                 (viii) the remaining amount, if any, after giving effect to clauses (i) through (vii) above, to the Spread Account up to the Spread Account Maximum;

                 (ix) the amount, if any, of any Unpaid Class A Carry Forward Interest to the Class A Certificateholders;

                 (x) fees due to the Trustee to the extent not paid by the Master Servicer; and

                 (xi)     any remaining amount to the Seller.

         (b) Distribution of Principal Collections to Class A Certificateholders. On each Distribution Date during the Funding Period, the Scheduled Principal Distribution Amount shall be deposited to the Funding Account and shall not be distributed to Class A Certificateholders; provided, however, that on each Distribution Date during the Funding Period, the Trustee shall distribute as principal to the Class A Certificateholders on such Distribution Date amounts deposited in the Collection Account pursuant to Sections 5.05(c)(i)(B) and 5.05(c)(iii)(C). On each Distribution Date commencing with the first Distribution Date after the Funding Period and until the Class A Certificate Principal Balance is reduced to zero, the Trustee shall distribute the Principal Collections to Class A Certificateholders in an amount equal to the lesser of (i) the Scheduled Principal Distribution Amount for such date and (ii) the Class A Certificate Principal Balance after giving effect to the distributions made pursuant to Section 5.01(a) on such Distribution Date.

         (c) Distribution of the Credit Enhancement Draw Amount. With respect to any Distribution Date, to the extent that Class A Interest Collections and amounts withdrawn from the Spread Account and deposited to the Collection Account on such Distribution Date applied in the order specified in
Section 5.01(a) are insufficient to make distributions as provided in clauses
(i) and (ii) thereof, the Trustee will make such payments from the amount drawn under the Credit Enhancement Instrument for such Distribution Date pursuant to
Section 4.02(b). For any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal Distribution Amount to Class A Certificateholders from the amount drawn under the Credit Enhancement Instrument for such Distribution Date pursuant to Section 4.02(b).

         The aggregate amount of principal distributed to the Class A Certificateholders under this Agreement shall not exceed the Original Class A Certificate Principal Balance.

         (d) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Class A Certificateholder at the address appearing in the Certificate Register, or upon written request by a Class A Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Class A Certificates having principal denominations aggregating at least $5,000,000), or by such other means of payment as such Class A Certificateholder and the Trustee shall agree. The Master Servicer, as agent for the Trustee, shall make distributions to the Holders of Seller Certificates of record in accordance with Section 5.01(f). Distributions among Class A Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Class A Certificates held by such Certificateholders.

         (e) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Seller or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         (f) Distributions to Holders of Seller Certificates. On the Business Day immediately following each Determination Date the Trustee shall, based upon the information set forth in the Servicing Certificate for the related Distribution Date, distribute to the Seller the Seller Collections for the related Collection Period.

         Section 5.02. Calculation of the Class A Certificate Rate. (a) On the second LIBOR Business Day immediately preceding each Distribution Date (referred to in this sentence as the "current Distribution Date"), the Trustee shall determine LIBOR and the Class A Certificate Rate for the Distribution Date next succeeding such current Distribution Date and inform the Master Servicer (at the facsimile number given to the Trustee in writing) of such rate.

         Section 5.03. Statements to Certificateholders. On each Determination Date, the Master Servicer shall forward to the Trustee and the Paying Agent for mailing to each Class A Certificateholder, and concurrently with each distribution to Class A Certificateholders, the Trustee shall mail to each Class A Certificateholder, a statement with respect to such distribution setting forth:

                 (i) the Class A Certificateholder Floating Allocation Percentage and the Class A Fixed Allocation Percentage applicable to such Distribution Date;

                 (ii)     the Class A Certificate Distribution Amount;

                 (iii) the amount of such distributions allocable to Class A Certificate Interest and the related Class A Certificate Rate;

                 (iv) the amount, if any, of Unpaid Class A Certificate Interest Shortfall (and any interest accrued thereon at a per annum rate equal to the sum of the Class A Certificate Rate and, to the extent permitted by law, the Unpaid Class A Certificate Interest Penalty Rate) and the amounts, if any, representing Unpaid Class A Carry Forward Interest included in such distribution;

                 (v) the amount, if any, of the remaining Unpaid Class A Certificate Interest Shortfall and remaining Unpaid Class A Carry Forward Interest after giving effect to such distributions;

                 (vi) the amount, if any, of such distributions allocable to principal, separately stating the components thereof;

                 (vii) the amount, if any, of the reimbursement of previous Class A Loss Reduction Amounts in such distributions;

                 (viii) the amount, if any, of the aggregate of unreimbursed Class A Loss Reduction Amounts remaining after giving effect to such distributions;

                 (ix)     the Class A Servicing Fee for such Distribution Date;

                 (x) the Invested Amount, the Class A Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

                 (xi) the amount of Principal Collections on deposit in the Funding Account as of such Distribution Date;

                 (xii) the Pool Balance as of the end of the related Collection Period;

                 (xiii) the Credit Enhancement Draw Amount, if any, and the Net Insured Principal Amount on the following Distribution Date;

                 (xiv) the number and aggregate Trust Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the related Collection Period;

                 (xv) the aggregate Liquidation Loss Amount for all Mortgage Loans that became Liquidated Mortgage Loans during the related Collection Period;

                 (xvi)    the book value (within the meaning of 12 C.F.R.
         Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                 (xvii) the Class A Certificate Rate applicable to the distributions on the following Distribution Date;

                 (xviii) the number and aggregate Trust Balances of Subsequent Funding Mortgage Loans on the Subsequent Transfer Date and the aggregate of the Trust Balances of the Subsequent Funding Mortgage Loans purchased on all prior Subsequent Transfer Dates;

                 (xix) the number of the Mortgage Loans and aggregate of the Trust Balances of the Mortgage Loans retransferred on the related Retransfer Date and the number of the Mortgage Loans and aggregate of the Trust Balances of the Mortgage Loans retransferred on all prior Retransfer Dates;





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
                 (xx)     [RESERVED];

                 (xxi)    [RESERVED]; and

                 (xxii)   earnings on all accounts.

         In the case of information furnished pursuant to clauses (ii), (iii) (in respect of Class A Certificate Interest), (iv) and (vi) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a $1,000 denomination.

         The Master Servicer shall also give such statement to each Rating Agency at the time it gives such statement to the Trustee and the Paying Agent.

         Within 60 days after the end of each calendar year, the Master Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         Except as provided in the next sentence, the Master Servicer shall prepare or cause to be prepared tax information returns (in a manner consistent with the treatment of the Class A Certificates as indebtedness of the Seller) and any other tax forms required to be distributed or filed by the Seller (with a copy to the Trustee) or the Trustee in respect of the Class A Certificates and shall deliver such information or forms for filing by the Seller or the Trustee as required at least ten days prior to the date such information returns or forms are required by law to be distributed or filed. The Master Servicer shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Certificates as indebtedness of the Seller) Internal Revenue Service Form 1099 (or any successor form) in respect of distributions by the Trustee (or the Paying Agent) on the Class A Certificates and shall file and distribute such forms as required by law.

         Section 5.04. Rights of Certificateholders. The Class A Certificates shall represent fractional undivided interests in the Trust, including the right to receive the distributions at the times and in the amounts specified in this Agreement; the Seller Certificates shall represent the remaining interest in the Trust (other than the Spread Account, Funding Account and the Spread Account Master Note and the Credit Enhancement Instrument).

         Section 5.05. Funding Account. (a) The Trustee shall establish and maintain with itself a separate trust account (the "Funding Account") entitled "The First National Bank of Chicago, as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Funding Account." The Funding Account shall be an Eligible Account. On each Distribution Date during the Funding Period, the Trustee shall withdraw from the Collection Account and deposit to the Funding Account the Scheduled Principal Distribution Amount for such Distribution Date; provided, however, if permitted by Section 3.02(c) hereof, such deposit may be effected by the recordation of such amount in the Funding Master Note pursuant to such Section 3.02(c).

         (b) The Master Servicer may cause the institution maintaining the Funding Account to invest any funds in the Funding Account in Permitted Investments (including obligations of the Master Servicer or of any of its affiliates, if such obligations otherwise qualify as Permitted Investments or the Funding Master Note), which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or, with the approval of the Credit Enhancer and the Rating Agencies, on the Distribution Date next following the date of such investment (except that any investment in an obligation of the institution with which the Funding Account and Collection Account is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. At any time when the Trustee is maintaining the Funding Account, any request by the Master Servicer to invest funds on deposit in the Funding Account shall be in writing, shall be delivered to the Trustee at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby.
Any such investment shall be registered in the name of the Trustee as trustee hereunder or in the name of its nominee, and to the extent such investments are certificated they shall be maintained in the possession of the Trustee in the state of its Corporate Trust Office. All income and gain realized from any such investment shall be for the benefit of the Class A Certificateholders and shall be subject to withdrawal by the Trustee for distribution to the Certificateholders as provided in subsection (c)(i) below. The amount of any losses incurred in respect of the principal amount of any such investment shall be deposited in the Funding Account by the Master Servicer out of its own funds immediately as realized.

         (c) From time to time withdrawals shall be made from the Funding Account or debits shall be made to the Mortgage Loan Payment Record, as the case may be, by the Trustee as follows:

                 (i) on each Distribution Date during the Funding Period, to deposit to the Collection Account (A) all income realized from Permitted Investments during the related Interest Period on Principal Collections on deposit in the Funding Account for distribution as Class A Interest Collections in accordance with Section 5.01(a); and
         (B) the Excess Funding Amount for distribution as Principal Collections in accordance with Section 5.01(b);

                 (ii) on each Distribution Date during the Funding Period other than the last Distribution Date during the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied to purchase the Subsequent Funding Mortgage Loans, if any, transferred to the Trust pursuant to
         Section 2.06, provided, however, that the aggregate amount withdrawn from the Funding Account pursuant to this Section 5.05(c)(ii) shall not exceed _____% of the Cut-Off Date Pool Balance;

                 (iii) on the last Distribution Date of the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied in the following order:

                          (A) to purchase the Subsequent Funding Mortgage Loans, if any, transferred to the Trust pursuant to Section 2.06; provided, however, that the aggregate amount withdrawn from the Funding Account to acquire Subsequent Funding Mortgage Loans shall not exceed _____% of the Cut-Off Date Pool Balance;

                          (B) to the Seller, in payment for Additional Balances, in a maximum amount equal to the excess, if any, of the aggregate of principal amounts drawn down under the Loan Agreements during the related Collection Period over Principal Collections received during such Collection Period; and

                          (C) to the Collection Account, any remaining amounts on deposit in the Funding Account in respect of Principal Collections, for distribution to the Class A Certificateholders pursuant to Section 5.01(b).


                                   ARTICLE VI

                                The Certificates

         Section 6.01. The Certificates. The Class A Certificates and Seller Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates shall be initially evidenced by one or more certificates representing the entire Original Class A Certificate Principal Balance, and shall be held in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof. The sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance. The Seller Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Class A Certificates and shall initially be issued to the Seller.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of any officer of the Trustee duly authorized to execute such Certificates on behalf of the Trust. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to
Section 6.02(c), the Class A Certificates shall be Book-Entry Certificates.
The Seller Certificates shall not be Book-Entry Certificates.

         Section 6.02. Registration of Transfer and Exchange of Class A Certificates. (a) The Certificate Registrar shall cause to be kept at its corporate trust office (which shall be the Corporate Trust Office if the Trustee is the Certificate Registrar) a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Class A Certificates and of transfers and exchanges of Class A Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Class A Certificates and transfers and exchanges of Class A Certificates as herein provided.

         Upon surrender for registration of transfer of any Class A Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Class A Certificates of the same aggregate Percentage Interest.

         At the option of the Class A Certificateholders, Class A Certificates may be exchanged for other Certificates of like Class in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Class A Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver the Class A Certificates which the Class A Certificateholder making the exchange is entitled to receive. Every Class A Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) transfers of the Class A Certificates may not be registered by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and registration of transfers of such Class A Certificates; (iii) ownership and registration of transfers of the Class A Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Class A Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer ownership interests represented by Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (c) If (i) (x) the Depository or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its sole option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Class A Certificate Owners representing Percentage Interests aggregating not less than 51%, advises the Trustee in writing that the





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continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Class A Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, then upon surrender to the Certificate Registrar of the Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall execute on behalf of the Trust and shall authenticate the Definitive Certificates. None of the Seller, the Master Servicer, the Credit Enhancer or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Master Servicer and the Seller shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         No service charge shall be made for any registration of transfer or exchange of Class A Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Class A Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar.

         (d) The Credit Enhancer shall be entitled to request in writing and obtain from the Trustee a list of the names and addresses of the Certificateholders. Unless Definitive Certificates have been issued to Certificateholders, the Master Servicer shall furnish or cause to be furnished to the Credit Enhancer, as promptly as is reasonably practicable, following a request therefor from the Credit Enhancer in writing, a list, in such form as the Credit Enhancer may reasonably require, of the names and addresses of the Depository Participants having an interest in the Certificates through the Depository as of the most recent Record Date and shall cause the Depository to forward materials to Depository Participants on behalf of the Credit Enhancer, and otherwise shall facilitate communications between the Credit Enhancer and the Certificateholders as the Credit Enhancer may request. In the event that Definitive Certificates shall have been issued, the Trustee and the Seller shall provide the names and addresses of the Certificateholders as of the most recent Record Date.

         Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Master Servicer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership





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in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Seller, the Trustee, the Certificate Registrar and any agent of the Master Servicer, the Seller, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Seller, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

         Section 6.05. Restrictions on Transfer of Seller Certificates. (a) The Seller Certificates shall be assigned, transferred, exchanged, pledged, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05, "transferred" or a "transfer") only in accordance with this Section 6.05.

         (b) No transfer of a Seller Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. The Trustee shall, and the Master Servicer and the Credit Enhancer may, require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer and the Credit Enhancer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer, and the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit E hereto acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer certifying to the Trustee and the Master Servicer the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Seller Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Seller, the Master Servicer and the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) The Seller Certificates shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Seller Certificate shall (A) be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Credit Enhancer, the performance of every covenant and obligation of the Seller hereunder with respect to the Mortgage Loans evidenced by the Seller Certificates, and (C) as part of its acquisition of a Seller Certificate, acquire all rights of the Seller or any transferee under this Section 6.05(c) to amounts payable to the Seller or such transferee hereunder; (ii) the Seller shall deliver to the Trustee and the Credit Enhancer an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.05(c) and that all conditions precedent provided by this subsection 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Seller shall deliver to the Trustee a letter from each Rating Agency confirming that its rating (with or





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without giving effect to the Credit Enhancement Instrument) of the Class A
Certificates, after giving effect to such transfer, will not be reduced or withdrawn; (iv) the Seller shall deliver to the Trustee and the Credit Enhancer an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Class A Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not have any material adverse impact on the federal income taxation of a Class A Certificateholder or any Certificate Owner and (c) such transfer will not cause the arrangement created by this Agreement to be treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; and (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee and the Credit Enhancer shall have received a letter from each Rating Agency confirming that its rating of the Class A Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn.

         Section 6.06. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Class A Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to
Section 3.03 for the purpose of making the distributions referred to above and
(ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Seller and the Credit Enhancer.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Class A Certificateholders in trust for the benefit of the Class A Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

         Section 6.07. Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Master Servicer, if made in the manner provided in this Section.





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         (b)     The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Master Servicer in reliance therein, whether or not notation of such action is made upon such Certificate.

         (d) The Trustee may require such additional proof of any matter referred to in this Section 6.07 as it shall deem necessary.


                                  ARTICLE VII

                       The Master Servicer and the Seller

         Section 7.01. Liability of the Master Servicer and the Seller. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Seller. Any corporation into which the Master Servicer or Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer or the Seller shall be a party, or any corporation succeeding to the business of the Master Servicer or the Seller, shall be the successor of the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. Limitation on Liability of the Master Servicer and Others. None of the Master Servicer, the Seller, or any director, officer, employee or agent of the Master Servicer or the Seller shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer or the Seller, as applicable, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, and that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior Lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The Master Servicer, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller shall be indemnified by the Trust and





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
held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Master Servicer nor the Seller shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer or the Seller may, in its sole discretion, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom and any claims by the Master Servicer or the Seller hereunder for indemnification shall be expenses, costs and liabilities of the Trust, and the Master Servicer or the Seller, as the case may be, shall be entitled to be reimbursed therefor and indemnified pursuant to the terms hereof from amounts deposited in the Collection Account as provided by Section 3.03; provided that any indemnification pursuant to this Section 7.03 shall be payable only out of Class A Interest Collections available after the application thereof pursuant to all clauses of Section 5.01(a) other than clause (x) thereof and shall not otherwise constitute a claim against the Trust. The Master Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 or
8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder or the Credit Enhancer for any amounts paid by the Master Servicer pursuant to any provision of this Agreement.

         Section 7.04. Master Servicer Not to Resign. Subject to the provisions of Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee stating that the appointment of such proposed successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then-current rating of the Class A Certificates;
(c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Trustee; and (d) such proposed successor servicer has agreed in writing to assume the obligations of Master Servicer hereunder and under the Insurance Agreement and the Master Servicer has delivered to the Trustee and the Credit Enhancer an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Master Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that in the case of clause (i) above no such resignation by the Master Servicer shall become effective until the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have





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designated a successor servicer in accordance with Section 8.02.  Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Credit Enhancer.

         Section 7.05. Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Master Servicer shall provide each Rating Agency, the Credit Enhancer and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.


                                  ARTICLE VIII

                        Events of Servicing Termination

         Section 8.01. Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                 (i) Any failure by the Master Servicer to deposit in the Collection Account or Funding Account, as applicable, any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Credit Enhancer or to the Master Servicer and the Trustee by Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates; or

                 (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which failure (A) materially and adversely affects the interests of Certificateholders or the Credit Enhancer and (B) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Credit Enhancer or to the Master Servicer and the Trustee by the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates; or

                 (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or





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
                 (iv) The consent by the Master Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, (a) in the case of a Trigger Event under Section 6.01(a)(iv) of the Insurance Agreement, the Credit Enhancer (so long as no Credit Enhancer Default shall have occurred) or (b) in the case of the events described in clauses (i),
(ii), (iii) or (iv) so long as an Event of Servicing Termination shall not have been remedied by the Master Servicer, either the Trustee, the Credit Enhancer so long as no Credit Enhancer Default shall have occurred and be continuing or, with the consent of the Credit Enhancer so long as no Credit Enhancer Default shall have occurred and be continuing, the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates, by notice then given in writing to the Master Servicer (and to the Trustee if given by the Credit Enhancer or Class A Certificateholders) may terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement; provided, however, that the responsibilities and duties of the initial Master Servicer with respect to the purchase of Mortgage Loans pursuant to Section 3.01 shall not terminate. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Credit Enhancer. On or after the receipt by the Master Servicer of such written notice, all authority and power of, and all benefits accruing to, the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or, if a successor Master Servicer has been appointed under Section 8.02, such successor Master Servicer pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the terminated Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the terminated Master Servicer in the Collection Account or thereafter received by the terminated Master Servicer with respect to the Mortgage Loans.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 8.01(i) for a period of five Business Days or under Section 8.01(ii) for a period of 60 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Master Servicer shall provide the Trustee, the Seller, the





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Credit Enhancer and the Class A Certificateholders with an Officers'
Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee and the Credit Enhancer in writing of any Events of Servicing Termination.

         Section 8.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of HFC as Master Servicer with respect to the purchase of the Mortgage Loans pursuant to Section 3.01 shall not terminate.
As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause
(i)) or shall (in the situation described in clause (ii)) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution or other mortgage loan or home equity loan servicer having all licenses and permits required in order to perform its obligations hereunder and a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned to the Class A Certificates by the Rating Agencies, as evidenced by a writing to such effect delivered to the Trustee. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer or the Seller of any





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
of their representations or warranties contained herein or in any related document or agreement.

         Section 8.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Credit Enhancer and each Rating Agency.


                                   ARTICLE IX

                                  The Trustee

         Section 9.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Servicing Termination and after the curing of all Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured), the Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                 (i) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Servicing Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;





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
                 (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Credit Enhancer or in accordance with the direction of the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                 (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section
         8.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Credit Enhancer or the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement. The Trustee shall provide prior written notice to the Credit Enhancer of any decision it proposes to make pursuant to this paragraph.

         Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                 (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) the Trustee may consult with counsel and any written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                 (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Servicing Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.
         The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

                 (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (except that the Trustee shall not be responsible for selecting the Master Servicer as custodian and bailee).

         Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Master Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any





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hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the existence and contents of any Mortgage Loan on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Credit Enhancer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of the Seller, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Subservicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02 and shall engage such Subservicer as its subservicer) or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), or any Subservicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02 and shall engage such Subservicer as its subservicer) taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Master Servicer in accordance with the terms of this Agreement (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02) or the Credit Enhancer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

         Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         Section 9.05.  Master Servicer to Pay Trustee's Fees and Expenses.
The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. In addition, the Master Servicer and the Seller, jointly and severally, covenant and agree to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee's willful malfeasance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations and duties hereunder.





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
         Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

         Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Master Servicer, the Credit Enhancer and each Rating Agency. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or the Credit Enhancer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller or the Credit Enhancer may remove the Trustee. If the Seller or the Credit Enhancer removes the Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer and the Master Servicer Credit Facility Issuer, if any, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee and the Credit Enhancer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and





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
such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06 and shall have a credit rating of A-3 by Moody's or be otherwise acceptable to Moody's.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 9.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iii) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of an Event of Servicing Termination which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Seller and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Certificateholders.





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
         Section 9.12. Inspection of Mortgage Files. Following the time that the Mortgage Files have been delivered to the Trustee upon reasonable prior notice and during regular business hours, the Trustee shall permit representatives of applicable state regulatory bodies or the Credit Enhancer to inspect the Mortgage Files on the Trustee's premises or shall provide such documents at such places required by State regulations, including the offices of the Subservicers. Any loss incurred by the Trustee in fulfilling such obligations shall be paid by the Master Servicer.


                                   ARTICLE X

                                  Termination

          Section 10.01. Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Seller and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date, the obligations of the Seller and the Master Servicer under Section 9.05 and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the earlier of (i) the retransfer, under the conditions specified in Section 10.01(b), to the Seller of the Class A Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the Retransfer Price, (ii) the day following the Distribution Date on which the distribution made to Class A Certificateholders has reduced the Class A Certificate Principal Balance to zero and after which there is no unreimbursed Class A Loss Reduction Amount, or any amount owing to the Credit Enhancer under the Insurance Agreement, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 11.02) or the disposition of all property acquired upon foreclosure or grant of deed in lieu of foreclosure of any Mortgage Loan or (iv) the Distribution Date in February 2018; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause
(i), (ii) or (iv) of this Section 10.01, the Trustee shall execute such documents and instruments of transfer, in each case without recourse, representation or warranty, presented by the Seller and take such other actions as the Seller may reasonably request to effect the retransfer of the Mortgage Loans to the Seller.

         (b) The Seller shall have the right to exercise the option to effect the retransfer to the Seller of each Mortgage Loan pursuant to Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Class A Certificate Principal Balance is less than or equal to ten percent (10%) of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Credit Enhancement Instrument, together with interest thereon as provided under the Insurance Agreement, have been paid. The Seller shall give the Master Servicer written notification of its election to exercise such option no later than five Business Days prior to the first date on which the Trustee is required to notify the Class A Certificateholders pursuant to paragraph (c) below.

         (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Class A Certificateholders may surrender their Class A Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Master Servicer, if the Seller is exercising its right to retransfer the Mortgage Loans) by letter to Class A Certificateholders and the Credit Enhancer mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Class A Certificates will be made upon presentation and surrender of Class A Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Master Servicer to the Trustee as described in the preceding sentence, the Seller shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Class A Certificateholders, will be equal to the Retransfer Price.

         (d) Upon presentation and surrender of the Class A Certificates, the Trustee shall cause to be distributed to the holders of Class A Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Certificates, an amount equal to (i) if such final distribution is not being made pursuant to a retransfer to the Seller pursuant to Section 10.01(a)(i), the amounts referred to in Sections 5.01(a)(iii), (iv), (v) and 5.01(b) for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date, prior to making the distributions called for above, the Trustee will, pursuant to written instructions from the Master Servicer, withdraw from the Collection Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and (ii) above and (y) the unpaid amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Credit Enhancement Instrument, together with interest thereon as provided under the Insurance Agreement.

         (e) In the event that all of the Class A Certificateholders shall not surrender their Class A Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Class A Certificateholders to be withdrawn therefrom and credited to the remaining Class A Certificateholders by depositing such funds in a separate escrow account for the benefit of such Class A Certificateholders and the Seller (if the Seller has exercised its right to retransfer the Mortgage Loans) or the Trustee (in any other case) and the Trustee shall give a second written notice to the remaining Class A Certificateholders to surrender their Class A Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class A Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Master Servicer and thereafter Class





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
A Certificateholders shall look only to the Master Servicer with respect to any claims in respect of such funds.


                                   ARTICLE XI

                           Rapid Amortization Events

         Section 11.01. Rapid Amortization Events. If any one of the following events shall occur:

         (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of this Agreement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made hereunder, or (ii) to deliver possession of files and record assignments when required or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Seller set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders and which, in the case of clause (iii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Credit Enhancer or the Seller by the Trustee or the Credit Enhancer, or to the Seller and the Trustee by the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates;

         (b) any representation or warranty made by the Seller in this Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Class A Certificateholders or the Credit Enhancer are materially and adversely affected, and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee or the Credit Enhancer, or to the Seller and the Trustee and the Credit Enhancer by the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Seller has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee and the Credit Enhancer may specify) in accordance with the provisions hereof;

         (c) the Seller shall voluntarily or inadvertently go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

         (e)     any Event of Servicing Termination shall occur;

         (f) the aggregate of Credit Enhancement Draw Amounts exceeds _____% of the sum of (i) the Cut-Off Date Pool Balance; and (ii) the amount by which the Pool Balance as of any date that Subsequent Funding Mortgage Loans are transferred to the Trust exceeds the Cut-Off Date Pool Balance;

         (g)     the occurrence of an Insolvency Event (as defined in Section
11.02 hereof) with respect to any Subservicer;

then, in the case of any event described in subparagraph (a), (b) or (e) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee, the Credit Enhancer so long as no Credit Enhancer Default has occurred and is continuing or, with the consent of the Credit Enhancer so long as no Credit Enhancer Default has occurred and is continuing, the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates, by notice given in writing to the Seller and the Master Servicer (and to the Trustee if given by the Credit Enhancer or the Class A Certificateholders) may declare that a rapid amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f) or (g), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Class A Certificateholders or the Credit Enhancer immediately upon the occurrence of such event. The Seller and the Master Servicer shall give prompt notice of the occurrence of a Rapid Amortization Event to the Trustee and the Credit Enhancer.

         Section 11.02. Additional Rights Upon the Occurrence of Certain Events. (a) If the Seller voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation, an "Insolvency Event" and as used in Section 11.01(g) above such Events shall relate to any Subservicer and not to the Seller), the Seller shall, on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee and the Credit Enhancer of such Insolvency Event. Within 15 days of the receipt by the Trustee and the Credit Enhancer of the Seller's notice of an Insolvency Event, the Trustee shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Master Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and
(ii) send written notice to the Class A Certificateholders describing the provisions of this Section 11.02 and requesting instructions from such Holders, which notice shall request each Class A Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Class A Certificateholder wishes the Trustee to instruct the Master Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans, or (B) the Class A Certificateholder wishes the Trustee to instruct the Master Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans, or (C) the Class A Certificateholder refuses to advise the Trustee as to whether or not the Trustee shall instruct the Master Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of the Credit Enhancer or of Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates to the effect that the Trustee shall not instruct the Master Servicer to sell, dispose of, or otherwise liquidate the Mortgage Loans, or otherwise be prohibited by applicable law from any such action, the Trustee shall instruct the Master Servicer to proceed to sell, dispose of, or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans; provided, however, that (i) such sale, disposition or other liquidation shall not be made without the prior written consent of the Credit Enhancer so long as no Credit Enhancer Default shall have occurred and be continuing, and (ii) if a net loss would be realized as a result of the sale, liquidation or disposition of the Mortgage Loans, the consent of all Class A Certificateholders must be obtained prior to any such sale, liquidation or disposition. The Seller shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall be required to proceed with such sale if any such action would violate any stay or injunction imposed by any bankruptcy law or bankruptcy court.

         (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided that the amount of such proceeds which are allocable to Class A Interest Collections shall be deemed to be the sum of (x) all accrued and unpaid interest on the Class A Certificates through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Class A Certificateholders and (y) any unreimbursed Class A Loss Reduction Amounts, and that the remaining amount of such proceeds which are allocable to the Class A Certificateholders shall be deemed to be a distribution in respect of principal on the Class A Certificates. On the day following the Distribution Date on which such proceeds are distributed to the Class A Certificateholders, the Trust shall terminate.

                                  ARTICLE XII

                            Miscellaneous Provisions

          Section 12.01. Amendment. This Agreement may be amended from time to time by the Master Servicer, the Seller and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Credit Enhancer and any Master Servicer Credit Facility Issuer, if any (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Credit Enhancement Instrument, as the case may be, which shall not be inconsistent with this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Seller nor the Master Servicer is obligated to obtain, maintain or improve any such rating); (vi) modify or eliminate provisions of this Agreement relating to the Credit Enhancement Instrument or the Spread Account provided, however, that the amendment shall not materially and adversely affect the interests of any Class A Certificateholder, the Credit Enhancer or any Master Servicer Credit Facility Issuer; provided, further, that any amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Certificates.

         This Agreement also may be amended from time to time by the Master Servicer, the Seller and the Trustee, and the Master Servicer, the Credit Enhancer and any Master Servicer Credit Facility Issuer, may from time to time consent to the amendment of the Credit Enhancement Instrument or the Master Servicer Credit Facility, as the case may be, with the consent of the Holders of the Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates, and in the case of an amendment to this Agreement, with the consent of the Credit Enhancer and the Master Servicer Credit Facility Issuer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions or payments under the Credit Enhancement Instrument which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Certificates then outstanding or (iii) adversely affect in any material respect the interests of the Credit Enhancer or any Master Servicer Credit Facility Issuer without the consent of such Credit Enhancer or Master Servicer Credit Facility Issuer, as applicable, or (iv) result in a downgrading of the ratings of the Class A Certificates without the consent of the Holders of all Class A Certificates then outstanding and the Credit Enhancer.

         Following the execution and delivery of any such amendment hereto or to the Credit Enhancement Instrument or the Master Servicer Credit Facility, if any, to which the Credit Enhancer or the Master Servicer Credit Facility Issuer was required to consent, the Master Servicer shall reimburse the Credit Enhancer and any Master Servicer Credit Facility Issuer for the reasonable out-of-pocket costs and expenses incurred by each of them in connection with such amendment.

         Prior to the execution of any such amendment, the Master Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Class A Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Class A Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Credit Enhancer and any Master Servicer Credit Facility Issuer.

         It shall not be necessary for the consent of Class A Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 12.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (which shall not have any duty to determine whether such recordation should be made), but only upon direction of the Trustee or the Master Servicer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any

Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.05. Notices. All demands, notices (whether or not any notice is referred to herein as a notice, a written notice or a notice in writing) and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or telecopied to (a) in the case of the Seller or the Master Servicer, c/o Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer, (b) in the case of the Trustee, at the Corporate Trust Office, One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attn: Corporate Trust Administration, (c) in the case of the Credit Enhancer, 885 Third Avenue, New York, New York 10022, Attention:
Managing Director, Consumer Structured Finance, (d) in the case of any Master Servicer Credit Facility Issuer, to such address as shall be designated by such party in a written notice to each other party, (e) in the case of Moody's, Home Equity Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, 26 Broadway (15th Floor), New York, New York 10004, Attention: Residential Mortgage Surveillance Department, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Seller or the Master Servicer without the prior written consent of the Credit Enhancer and Holders of the Class A Certificates evidencing Percentage Interests aggregating not less than 66-2/3%.

         Section 12.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution by the Trustee on behalf of the Trust and the authentication and delivery thereof by the Trustee pursuant to Section 2.08 or 6.01 are and shall be deemed fully paid.

         Section 12.09. Third-Party Beneficiaries. The Credit Enhancer shall be an express third party beneficiary of the Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Credit Enhancer, the Master Servicer Credit Facility Issuer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 12.10. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 12.12. Limitation on Voting of Preferred Stock. The Trustee shall hold all of the Class SV-E preferred stock ("Preferred Stock") of the Seller in trust, for the benefit of the Certificateholders, and shall vote such stock only pursuant to the written instructions of Holders of Class A Certificates evidencing not less than 51% of the Percentage Interests of the Class A Certificates. Concurrently with the retransfer of the Mortgage Loans to the Seller pursuant to Section 10.01, the Trustee shall transfer to the Seller for cancellation all shares of Preferred Stock held by the Trustee.

         IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                       HFC REVOLVING CORPORATION,
                                         as Seller



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       HOUSEHOLD FINANCE CORPORATION,
                                         as Master Servicer



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

State of Illinois  }
                   }  ss.:
County of Cook     }


                 On this _____ day of _____________, 1996 before me, a notary public in and for the State of Illinois, personally appeared ________________________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________
_________________; that he is the ____________________________________________
of HFC Revolving Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                       -----------------------------------------
                                       Notary Public

[Seal]





State of Illinois  }
                   } ss.:
County of Cook     }


                 On this _____ day of _____________, 1996 before me, a notary public in and for the State of Illinois, personally appeared ________________________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________
_________________; that he is the ____________________________________________
of Household Finance Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                       -----------------------------------------
                                       Notary Public

[Seal]

State of Illinois  }
                   } ss.:
County of Cook     }


                 On this _____ day of _____________, 1996 before me, a notary public in and for the State of Illinois, personally appeared ________________________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________
_________________; that he is the ____________________________________________
of The First National Bank of Chicago, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.




                                       -----------------------------------------
                                       Notary Public

[Seal]

                                                                       EXHIBIT A



                         [FORM OF CLASS A CERTIFICATE]


       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Date of Pooling and Servicing Agreement:               Variable Certificate Rate
As of _________________, 1996

Cut-Off Date:                                                      Denomination:
________________, 1996                                       $__________________

First Distribution Date:                       Aggregate Principal Amount of all
________________, 1996                       Class A Certificates:  $___________

CUSIP No. 441919 ___ __                                    Certificate No.  00
                                                                              --


             REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 1996-2
                              CLASS A CERTIFICATE

              evidencing a percentage interest in the distributions allocable to the Class A Certificates evidencing an undivided interest in a Trust consisting of a pool of home equity revolving credit line mortgage loans acquired by the Seller and serviced by

                         HOUSEHOLD FINANCE CORPORATION

       This Certificate does not represent an obligation of or interest in HFC Revolving Corporation (the "Seller") or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

       This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A Certificates) in certain monthly distributions with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans"), transferred by the Seller and serviced by Household Finance Corporation (in such capacity, the "Master Servicer", including any successor Master Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Seller, the Master Servicer and The First National Bank of Chicago, as trustee (including any Successor Trustee under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or if such day is not a Business Day, then the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day preceding such Distribution Date, or, if Definitive Certificates are available pursuant to the Agreement, on the last day of the month preceding the month in which the related Distribution Date occurs (in each case, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to Holders of Class A Certificates on such Distribution Date under the terms of the Agreement.

       This Certificate is entitled to the benefits of a financial guarantee insurance policy issued by the Credit Enhancer. With respect to each Distribution Date, an amount equal to the Credit Enhancement Draw Amount (as defined in the Agreement), if any, will be drawn under the policy and, to the extent provided in the Agreement, included in the distribution to Certificateholders on such Distribution Date. The obligation of the Credit Enhancer under the Credit Enhancement Instrument is unconditional and irrevocable.

       Distributions on this Certificate will be made by the Paying Agent by check mailed to the Person entitled thereto as the name and address of such Person shall appear on the Certificate Register or, upon written request by such Person delivered to the Paying Agent at least five Business Days prior to the related Record Date, by wire transfer (but only if such Person owns of record one or more Class A Certificates having principal denominations aggregating at least $5,000,000), or by such other means of payment as such Person and the Paying Agent shall agree. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose.

       It is the intention of the Seller and the Class A Certificateholders that the Class A Certificates will be indebtedness of the Seller for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Seller, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agree to treat the Class A Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Seller secured by the Mortgage Loans and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this

Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

       This Certificate is one of the Class A Certificates from a duly authorized issue of Certificates designated as Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates"), and representing, to the extent specified in the Agreement, an undivided ownership interest in (i) each Mortgage Loan, (ii) such assets as shall from time to time be deposited in the Collection Account (exclusive of net earnings thereon), the Funding Account and the Spread Account in accordance with the Agreement, (iii) property acquired by the Trust by foreclosure or grant of deed in lieu of foreclosure or otherwise, (iv) the interest of the Seller in certain hazard insurance policies in respect of the Mortgage Loans, (v) the Credit Enhancement Instrument, (vi) the Spread Account, (vii) the Collection Account, (viii) the Funding Account, (ix) the Master Servicer Credit Facility, if any, (x) the Master Note, if any, (xi) the Funding Master Note, if any, (xii) the Spread Account Master Note, if any, and (xiii) the proceeds of all of the foregoing.

       The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

       This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

       As provided in the Agreement, withdrawals from the Collection Account may be made from time to time for purposes other than distributions to the Class A Certificateholders and, subject to certain conditions in the Agreement, Mortgage Loans may, at the election of the Seller, be removed from the Trust and retransferred to the Seller.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the Master Servicer, and the rights of the Certificateholders under the Agreement, at any time by the Master Servicer, the Seller and the Trustee with the consent of (i) the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates and
(ii) the Credit Enhancer and any Master Servicer Credit Facility Issuer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon registration of the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A Certificates.

       As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations, if applicable, and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

       The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of a like Class and tenor in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

       No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       The Trustee, the Master Servicer, the Seller, and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Master Servicer, the Seller, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earlier of (i) the day following the Distribution Date on which the Class A Certificate Principal Balance has been reduced to zero and after which there is no unreimbursed Class A Loss Reduction Amount or any amount owing to the Credit Enhancer under the Insurance Agreement, (ii) the retransfer to the Seller of each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount determined as provided in the Agreement, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of any Mortgage Loans pursuant to Section 11.02 of the Agreement) or the disposition of all property acquired upon foreclosure or by grant of deed in lieu of foreclosure of any Mortgage Loan or (iv) the Distribution Date in February 2018; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The retransfer to the Seller of each Mortgage Loan and of property acquired in respect of any Mortgage Loan will result in early retirement of the Certificates. Such right of retransfer to the Seller may be exercised on any Distribution Date on or after the Distribution Date immediately prior to which the Class A Certificate Principal Balance is less than ten percent (10%) of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Credit Enhancement Instrument, together with interest thereon, have been paid in full. Upon termination in accordance with clause (i), (ii) or (iv) of Section 10.01(a) of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the Seller and take such other actions as the Seller may reasonably request to effect the retransfer of the Mortgage Loans to the Seller.

       Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


Dated:

                                       HOUSEHOLD REVOLVING HOME EQUITY LOAN
                                       TRUST 1996-2

                                       By:  The First National Bank of Chicago,
                                            as Trustee


[SEAL]                                 By:
                                           -------------------------------------
                                           Authorized Officer


Certificate of Authentication:

This is one of the Class A
Certificates referenced in the
within-mentioned Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
    ------------------------------
       Authorized Officer

                                                                       EXHIBIT B

                          [FORM OF SELLER CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


             REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 1996-2
                               SELLER CERTIFICATE

              evidencing a percentage interest in the distributions allocable to the Seller Certificates evidencing an interest in a Trust consisting of a pool of home equity revolving credit line mortgage loans acquired by the Seller and serviced by

                         HOUSEHOLD FINANCE CORPORATION


Date of Pooling and Servicing Agreement:                ___% Percentage Interest
As of _______________, 1996

Cut-off Date:                                                Certificate No. ___
________________, 1996

First Distribution Date:
________________, 1996


       This Seller Certificate does not represent an obligation of or interest in HFC Revolving Corporation (the "Seller") or the Trustee referred to below or any of their affiliates. Neither this Seller Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

       This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Seller Certificate in the entire interest not allocated to the Class A Certificates in certain distributions with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans"), transferred by the Seller and serviced by Household Finance Corporation (in such capacity, the "Master Servicer", including any successor Master Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Seller, the Master Servicer and The First National Bank of Chicago, as trustee (including any Successor

Trustee under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Seller Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Seller Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       This certificate is one of the Seller Certificates from a duly authorized issue of Certificates designated as Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates"), and representing, to the extent specified in the Agreement, an undivided ownership interest in (i) each Mortgage Loan, (ii) such assets as shall from time to time be deposited in the Collection Account (exclusive of any net earnings thereon) in accordance with the Agreement, (iii) property acquired by the Trust by foreclosure or grant of deed in lieu of foreclosure or otherwise, (iv) the interest of the Seller in certain hazard insurance policies in respect of the Mortgage Loans, (v) the Collection Account, (vi) the Master Servicer Credit Facility, if any, (vii) the Master Note, if any, (viii) the Funding Master Note, if any, and (ix) the proceeds of all of the foregoing.

       Payments in respect of the Mortgage Loans will be allocated between the Class A Certificates and the Seller Certificates and paid to the registered Holder of the Seller Certificates as provided in the Agreement.

       The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Seller Certificate, agrees that it will look solely to the funds available in accordance with the terms of the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Seller Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

       This Seller Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the Master Servicer, and the rights of the Certificateholders under the Agreement, at any time by the Master Servicer, the Seller and the Trustee, with the consent of (i) the Holders of Class A Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A Certificates and
(ii) the Credit Enhancer and any Master Servicer Credit Facility Issuer. Any such consent shall be conclusive and binding on the Holder of this Seller Certificate and upon all future Holders of this Seller Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

       No transfer of this Seller Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. There shall be delivered to the Trustee, and to the Master Servicer and Credit Enhancer (at the request of either or both of them), an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Master Servicer and the Credit Enhancer that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable state statute, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer, and there shall be delivered to the Trustee an investment letter executed by the proposed transferee in form and substance satisfactory to the Trustee and the Master Servicer certifying the facts surrounding such Transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder hereof desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

       As provided in the Agreement and subject to certain limitations set forth therein, and subject to the restrictions set forth on the first page hereof, neither this Seller Certificate nor any legal or beneficial interest herein may be, directly or indirectly, purchased, transferred, sold, pledged, assigned or otherwise disposed of, and any proposed transferee hereof shall not become the registered Holder hereof, without the satisfaction of the conditions set forth in Section 6.05 of the Agreement.

       No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       The Trustee, the Master Servicer, the Seller, the Credit Enhancer and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Seller Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Master Servicer, the Seller, the Credit Enhancer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earlier of (i) the day following the Distribution Date on which the Class A Certificate Principal Balance has been reduced to zero and after which there is no unreimbursed Class A Loss Reduction Amount or any amount owing to the Credit Enhancer under the Insurance Agreement, (ii) the retransfer to the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount determined as provided in the Agreement, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of any Mortgage Loans pursuant to Section 11.02 of the Agreement) or the disposition of all property acquired upon foreclosure or by grant of deed in lieu of foreclosure of any Mortgage Loan or (iv) the Distribution Date in February 2018; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The retransfer to the Seller of each Mortgage Loan and of property acquired in respect of any Mortgage Loan will result in early retirement of the Certificates. Such right of retransfer to the Seller may be exercised on any Distribution Date on or after the Distribution Date immediately prior to which the Class A Certificate Principal Balance is less than ten percent (10%) of the Original Class A Certificate Principal Balance and all amounts owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Credit Enhancement Instrument together with interest thereon, have been paid in full. Upon termination in accordance with clause (i), (ii) or (iv) of Section 10.01(a) of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the Seller and take such other actions as the Seller may reasonably request to effect the retransfer of the Mortgage Loans to the Seller.

       Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Seller Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Seller Certificate to be duly executed.


Dated:
                                       HOUSEHOLD REVOLVING HOME EQUITY LOAN
                                       TRUST 1996-2

                                       By:  The First National Bank of Chicago,
                                            as Trustee


                                       By:
                                           -------------------------------------
                                           Authorized Officer


Certificate of Authentication:

This is one of the Seller
Certificates referenced in the
within-mentioned Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
    ------------------------------
       Authorized Officer

                                                                       EXHIBIT C



                             MORTGAGE LOAN SCHEDULE


                            [Intentionally Omitted]

                                                                       EXHIBIT D

                 [FORM OF CONTENT OF ANNUAL OPINION OF COUNSEL]


       1. The Cut-Off Date Trust Balances and the Additional Balances will constitute either "instruments," "chattel paper" or "general intangibles," in each case as defined under Section 9-105 or 9-106 of the Uniform Commercial Code (the "UCC"). It is noted that Seller has provided a certificate on which we have relied for purposes of rendering the foregoing opinion to the effect that the Cut-Off Date Trust Balances and the Additional Balances are evidenced by Documentation in substantially the form attached to the Certificate. We have not reviewed any Documentation pursuant to which the Cut-Off Date Trust Balances and the Additional Balances have been evidenced. We call your attention to the fact that the Cut-Off Date Trust Balances and the Additional Balances arose under differing documentation and it is likely that some of said documentation shall not conform to the Documentation in the form attached to the Officer's Certificates.

       2. If the transfer of the Cut-Off Date Trust Balances and the Additional Balances by the Seller to the Trustee pursuant to the Pooling and Servicing Agreement, constitutes a sale of the Cut-Off Date Trust Balances to the Trust:

              (i) with respect to Cut-Off Date Trust Balances, such sale transfers all the right, title and interest of the Seller in and to such Cut-Off Date Trust Balances and proceeds thereof to the Trust; and

              (ii) with respect to Additional Balances which come into existence after the Cut-Off Date, upon the creation of such Additional Balances and the subsequent transfer of such Additional Balances to the Trustee and receipt by the Seller of the consideration therefor, such sale will transfer all the right, title and interest of the Seller in and to such Additional Balances and proceeds thereof to the Trust;

and, in either case, no further action (other than the filing of continuation statements or other appropriate financing statements as discussed below) will thereafter be required to transfer to the Trustee an ownership interest in the Cut-Off Date Trust Balances and the Additional Balances. We note that, unless the obligor in respect of Cut-Off Date Trust Balances and the Additional Balances has received notice of the assignment thereof, bona fide payments made by such obligor to the assignor (or, in certain circumstances, a second assignee) of such Cut-Off Date Trust Balances and the Additional Balances will discharge such obligor's obligations to the extent of such payment. The Seller has given us a certificate to the effect that it has good and marketable title to the Cut-Off Date Trust Balances and the Additional Balances (and we have relied thereon without independent investigation) free and clear of all Liens.

       3. If the transfer of the Cut-Off Date Trust Balances and the Additional Balances from the Seller to the Trustee, pursuant to the Pooling and Servicing Agreement, does not constitute a sale of the Cut-Off Date Trust Balances and the Additional Balances to the Trustee, then the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Cut-Off Date Trust Balances and the Additional Balances and in proceeds thereof securing the obligations of the Seller thereunder.
Such security interest would be perfected as to "instruments," as defined under Section 9-105 of the UCC, by possession and as to "general intangibles" or "chattel paper" as defined in Sections 9-105 and 9-106 of the UCC by filing under the UCC. If the Trustee were in possession of such "instruments" on the date hereof, which as noted above it is not and based solely upon the UCC Search, it would have a first priority security interest in the Cut-Off Date Trust Balances and Additional Balances.

       Except as stated in the prior sentence, we express no opinion with respect to the perfection of a security interest in such Cut-Off Date Trust Balances and the Additional Balances which are evidenced by instruments (as defined in Section 9-105(1)(i) of the UCC) which are not in the possession of the Trustee.

                                                                       EXHIBIT E

           FORM OF INVESTMENT LETTER FOR HOLDER OF SELLER CERTIFICATES

       1. The Purchaser is acquiring the Seller Certificate (the "Certificate") as principal for its own account for the purpose of investment and not with a view to or for the sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

       2. The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificate and is able to bear the economic risk of such investment. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Purchaser has been given such information concerning the Certificate, the underlying Mortgage Loans and the Master Servicer as it has requested.

       3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale by the Purchaser of the Certificate.

       4. The Purchaser understands that the Certificate has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may be resold (which resale is not currently contemplated) only if an exemption from registration is available, that none of the Seller, the Master Servicer or the Trustee is required to register the Certificate and that any transfer must comply with Section 6.05 of the Pooling and Servicing Agreement. In connection with any resale of the Certificate, the Purchaser shall not make any general solicitation or advertisement.

       5. The Purchaser agrees that it will obtain from any purchaser of the Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and in this paragraph 5.

       6. The Purchaser hereby directs the Trustee to register the Certificate acquired by the Purchaser in the name of its nominee as follows:
______________________________________.



                                       Very truly yours,




                                       -----------------------------------------
                                       NAME OF PURCHASER

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                                                       EXHIBIT F

                                 TRUST RECEIPT

Loan Information

       Name of Mortgagor:
                            -----------------------------------------

       Servicer Loan No.:
                            -----------------------------------------

       The undersigned Master Servicer hereby acknowledges that it has received from The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________________, 1996 among the Trustee, HFC Revolving Corporation, as Seller, and Household Finance Corporation, as Master Servicer, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Trust Receipt shall have the meanings given them in the Pooling and Servicing Agreement.

( )    Promissory Note

( )    Mortgage

( )    Deed of Trust

( )    Assignment of Mortgage or Deed of Trust to                            .
                                                  ---------------------------

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

       ( )
            -------------------------------------------------------

       ( )
            -------------------------------------------------------

       ( )
            -------------------------------------------------------

       ( )
            -------------------------------------------------------

       The undersigned Master Servicer hereby acknowledges and agrees as follows:

       (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee solely for the purposes provided in the Pooling and Servicing Agreement.

       (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

       (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Pooling and Servicing Agreement.



                                       HOUSEHOLD FINANCE CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT G-1

                              FORM OF MASTER NOTE
                                                               Chicago, Illinois
                                                     _____________________, 1996

       For value received, HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Borrower"), promises, subject to the provisions of Section
3.02 of the Pooling and Servicing Agreement referred to below, to pay to the order of The First National Bank of Chicago and its successors as trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of __________________, 1996 (the "Pooling and Servicing Agreement") among the Borrower, as Master Servicer, Household Revolving Corporation, as Seller, and the Trustee on the earlier of (i) the Business Day next preceding each related Distribution Date and (ii) the date on which demand therefor is made by the Trustee, the aggregate amount of all payments on and collections in respect of the Mortgage Loans received by the Master Servicer during any Collection Period that constitute Interest Collections or Principal Collections to be distributed under Section 5.01 of the Pooling and Servicing Agreement on the related Distribution Date in accordance with the requirements of Section 3.02 of the Pooling and Servicing Agreement and are to be included in available funds for the related Distribution Date (the "Master Loans"). All such payments shall be made in lawful money of the United States in immediately available funds by deposit to the Collection Account maintained pursuant to the Pooling and Servicing Agreement. The holder of this Note is hereby authorized by the Borrower to endorse on the schedule forming a part hereof appropriate notations evidencing the date and amount of each Master Loan made by the Trustee to the Borrower with respect thereto. The amount owing under this Master Note in respect of the Master Loans shall be reduced by all payments of the amounts referred to above.

       The Borrower, for itself and its successors and assigns, waives with respect to this Note, presentment for payment, demand, protest and notice of dishonor, to the extent permitted by law. Capitalized terms defined in said Pooling and Servicing Agreement and not otherwise defined herein are used herein as therein defined.




                                       HOUSEHOLD FINANCE CORPORATION



                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT G-2

                          FORM OF FUNDING MASTER NOTE
                                                               Chicago, Illinois
                                                     _____________________, 1996

       For value received, HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Borrower"), promises, subject to the provisions of Section
3.02 of the Pooling and Servicing Agreement referred to below, to pay to the order of The First National Bank of Chicago and its successors as trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of ________________, 1996 (the "Pooling and Servicing Agreement") among the Borrower, as Master Servicer, Household Revolving Corporation, a Seller, and the Trustee on the earlier of (i) the Business Day next preceding each related Distribution Date, and (ii) the date on which demand therefor is made by the Trustee, the aggregate amount of all deposits to be made into the Funding Account pursuant to the Pooling and Servicing Agreement, together with interest thereon at the Borrower's 30-day commercial paper rate in effect at the time interest accrues on this Note from and including the last date to which interest has been paid to but not including the date of such payment (the "Master Loans"). Interest shall be due and payable on each Distribution Date during the Funding Period in an amount equal to interest accrued during the related Interest Period at the Borrower's 30-day commercial paper rate in effect at the beginning of such Interest Period on the amount to be on deposit in the Funding Account at the beginning of such Interest Period. All such payments shall be made in lawful money of the United States in immediately available funds by deposit to the Collection Account maintained pursuant to the Pooling and Servicing Agreement. The holder of this Note is hereby authorized by the Borrower to endorse on the schedule forming a part hereof appropriate notations evidencing the date and amount of each Master Loan made by the Trustee to the Borrower with respect thereto. The amount owing under this Master Note in respect to the Master Loans shall be reduced by payment by the Borrower of the amounts referred to above.

       The Borrower, for itself and its successors and assigns, waives with respect to this Note, presentment for payment, demand, protest and notice of dishonor, to the extent permitted by law. Capitalized terms defined in said Pooling and Servicing Agreement and not otherwise defined herein are used herein as therein defined.




                                       HOUSEHOLD FINANCE CORPORATION



                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:





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